UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LEGACY COMMUNICATIONS CORPORATION
(Name of Registrant in Our Charter)

Nevada	4832	87-0579824
(State or jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

210 North 1000 East St. George, Utah 84770 (435) 628-1000		E. Morgan Skinner, Jr. 210 North 1000 East St. George, Utah 84770 (435) 628-1000
(Address and telephone number of principal executive offices and principal place of business)		(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Dollar Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, par value $0.001 per share	500,000	$1.00	$500,000	$58.85
TOTAL	500,000	$1.00	$500,000	$58.85

(1)

The offering price is the stated for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting any offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

                        Dated June 16, 2005

LEGACY COMMUNICATIONS CORPORATION

Shares of Common Stock

500,000 Maximum

We are offering up to a total of 500,000 of common stock in a best efforts, no minimum, direct public offering, without any involvement of underwriters or broker-dealers. The offering price is $1.00 share. The offering will terminate within 180 days from the date of this prospectus.  At our sole discretion, we may extend the offering for an additional 180 days. There are no minimum purchase requirements and no arrangements to place the funds in an escrow, trust or similar account. All cleared funds will be available to us following deposit into our bank account.

Prior to this offering, there has been no market for our securities. Our common stock is not now listed on any national securities exchange, the NASDAQ stock market, or the OTC Bulletin Board.  There is no guarantee that our securities will ever trade on the OTC Bulletin Board or other exchange.

There are no underwriting commissions involved in this offering.  We have agreed to pay all the costs of this offering. Our common stock will be sold by our officers and directors for no compensation.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. There is substantial doubt about our ability to continue as a going concern.  See "Risk Factors" beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 16, 2005.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
RISK FACTORS	7
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	13
USE OF PROCEEDS	14
DILUTION	15
PLAN OF DISTRIBUTION	16
LEGAL PROCEEDINGS	18
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	19
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	22
DESCRIPTION OF SECURITIES	23
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	24
DESCRIPTION OF BUSINESS	25
FEDERAL REGULATION OF RADIO BROADCASTING	33
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	40
DESCRIPTION OF PROPERTY	49
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	50
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	52
EXECUTIVE COMPENSATION	55
INTEREST OF NAMED EXPERTS	57
FINANCIAL STATEMENTS	58
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	89
EXHIBIT INDEX	93
SIGNATURES	95

PROSPECTUS SUMMARY

The prospectus summary contains a summary of all material terms of the prospectus. You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements section beginning on page F-1 prior to making an investment decision.

Legacy Communications Corporation

Legacy Communications Corporation was incorporated in Nevada on September 23, 1997.

Our principal executive offices are located at 210 North 1000 East, St. George, Utah 84770, our mailing address is P.O. Box 1450, St. George, Utah 84771, our telephone number is (435) 628-1000, and our fax number is (435) 628-6636.

Business

We own, have permits to construct, have pending constructions permits, have an option to purchase, and agreements to purchase construction permits and to purchase assets of various radio stations.  In the prior two fiscal years we did not generate any significant advertising revenues.  Our business model is primarily based on acquiring, developing and selling radio stations, not necessarily in generating advertising revenues.

As of March  31, 2005, the following were wholly-owned subsidiaries:

o

AM Radio 790, Inc., a Utah corporation and permittee of KBET (AM), Winchester, NV.

o

AM Radio 1370, Inc., a Utah corporation and licensee of KUPA (AM), Pearl City, HI.

o

AM Radio 1440, Inc., a Utah corporation and permittee of KPTO (AM), Pocatello, ID.

o

AM Radio 1470, Inc., a Utah corporation and permittee of KNFL (AM), Tremonton, UT.

o

AM Radio 1490, Inc., a Utah corporation and applicant for the assignment of KYFO (AM), Ogden, UT.

o

Americast Media Corporation, a Utah corporation and applicant for construction permits of new AM Radio Stations serving the communities of Inkom, ID, Middletown, ID, Beaver, UT, Santa Clara, UT, and Mililani, HI.

o

Diamond Broadcasting Corporation, a Utah corporation and leaseholder of an AM radio transmitter-tower site located in Mililani, HI.

o

Diamond Media, LLC, a Utah limited-liability company and option holder of construction permit applications for new AM Radio Stations with service to Beatty, NV, Bishop, CA, Hawthorne, NV, and Tonopah, NV.

o

Sunset Communications Corporation, a Utah corporation and leaseholder of a Multi-User Communications tower site at Sunset Peak in the Fish Lake National Forest of Central Utah.

o

Tri-State Media Corporation, a Utah corporation and licensee of KITT (FM), Soda Springs, ID.

The Offering

Securities Offered:	500,000 at $1.00 Share.

Common Stock Outstanding:
Prior to the Offering	17,174,172 shares
After the Offering (assuming the sale
of all Shares offered herein)	17,674,172 shares

Use of Proceeds:	The net proceeds of the Offering, estimated at $500,000 are expected to be used for radio station acquisitions, construction and upgrades. See "Use of Proceeds."

Risk Factors:

Purchase of the Shares offered hereby involves substantial risks, including risks associated with the need for additional financing, no revenue from advertising, broadcasting or management fees, reliance on key personnel, management's influence on corporate decisions, external competition, and business failure.  See "Risk Factors."

No Market:	There is no market for our securities and there can be no assurance that a market will develop. In the event that a market is created, it will likely be limited and sporadic.

Financial Summary

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this Prospectus, including the financial statements and their explanatory notes before making an investment decision.

We derived the summary financial information from our financial statements appearing in the section in this Prospectus entitled "Financial Statements."  You should read this summary financial information in conjunction with the section entitled "Management's Discussion and Analysis," our financial statements and related notes to the financial statements.

RISK FACTORS

In addition to the other information provided in this Prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock.  All material risks are discussed in this section.

Our poor financial condition and the sources of our revenues raises substantial doubt about our ability to continue as a going concern.

We have incurred cumulative losses through December 2001.   As of March 31, 2005, we had a working capital deficit of $4,810,441.  We had a net loss of $132,039 for the three-month period ended March 31, 2005.  Net income reported at December 31, 2004 and 2003 is due to gain on sale of stations and other assets, which is our business In addition, as of March 31, 2005, we had only $47,003 of current cash available.  Our current cash resources are not sufficient to satisfy our cash requirements over the next 12 months.  In addition to our on-going day-to-day operating expenses, at March 31, 2005 we had total liabilities of $4,902,614, of which $4,882,944 were current liabilities.

Our ability to continue as a going concern is dependent upon our ability to successfully accomplish the plans described in the preceding paragraphs and secure additional funding sources and attaining profitable operations.  We do not have any commitments or identified sources of additional capital from third parties or from our officers, directors or majority shareholders.  Additional financing may not be available to us on favorable terms, if at all.  This offering may not raise the required funding.

Accordingly, our accountants have indicated there is substantial doubt about our ability to continue as a going concern over the next twelve months. Revenues have not been sufficient to cover its operating costs and to allow us to continue as a going concern.  Our poor financial condition could inhibit our ability to continue in business or achieve our business plan.  We are currently operating with significant current liabilities in relationship to our cash reserves.

If we do not construct radio stations and file an application for broadcasting licenses on stations for which own certain construction permits before the construction permits expire, our ability to implement our business plan may be impaired and our revenues reduced.

We currently own one construction permit for a new AM Radio Station, KBET (AM) 790kHz, Winchester, NV (the Las Vegas market).  The construction permit is subject to forfeiture unless we complete the authorized construction and file an application for a Broadcasting License prior to May 20, 2006 at 3:00a.m. local time. We may not complete the construction and file an application for a Broadcast License for KBET prior to the expiration of the construction permit. If we do not complete this construction and file this application prior to the expiration date, we will be forced to forfeit the construction permit of KBET. Transmitter-tower site location acquisition is underway and the completion of construction is expected by December 31, 2005. Any or all of these factors could result in our ability to implement our business plan being impaired and our revenues reduced.

Our revenues could be reduced if we lose audience share and advertising revenue to competing radio stations or other types of media competitors.

We operate in a highly competitive industry. Our radio stations compete for audiences and advertising revenue with other radio stations and station groups, as well as with other media such as broadcast television, newspapers, magazines, cable television, satellite television, satellite radio, outdoor advertising, the Internet and direct mail. Audience ratings and market shares are subject to change. Any decline in a particular market, decline in the relative market positions of the stations located in a particular market could reduce our revenue or ratings, could require increased promotion or other expenses in that market, and could reduce our revenue in other markets. Other radio broadcasting companies may enter the markets in which we operate or may operate in the future. These companies may be larger and have more financial resources than we have. Our radio stations may not be able to maintain or increase their current audience ratings and advertising revenue. In addition, from time to time, other stations may change their format or programming, a new station may adopt a format to compete directly with our stations for audiences and advertisers, or stations might engage in aggressive promotional campaigns. These tactics could result in lower ratings and advertising revenue or increased promotion and other expenses and, consequently, lower earnings and cash flow for us. Audience preferences as to format or programming may also shift due to demographic or other reasons. Any failure by us to respond, or to respond as quickly as our competitors, could reduce our revenues.

Our management decisions are made by E. Morgan Skinner, Jr., our President and CEO; Lavon Randall, our Secretary and Treasurer, and R. Michael Bull, our Principal Accounting Officer; if we lose their services, our revenues could be reduced.

The success of our business is dependent upon the expertise of E. Morgan Skinner, Jr. our Director, President and Chief Executive Officer, Lavon Randall, Director, Secretary and Treasurer, and R. Michael Bull, our Principal Accounting Officer.  Because E. Morgan Skinner, Jr., our President and CEO; Lavon Randall, our Secretary and Treasurer, and R. Michael Bull, our Principal Accounting Officer are essential to our operations, you must rely on his management decisions. E. Morgan Skinner, Jr., our President and CEO; Lavon Randall, our Secretary and Treasurer, and R. Michael Bull, our Principal Accounting Officer will continue to control our business affairs after the filing. We have not obtained any key man life insurance relating to them. If we lose their services, we may not be able to hire and retain another President and CEO, Secretary and Treasurer, or Principal Accounting Officer with comparable experience. As a result, the loss of their services could reduce our revenues.  We have not entered into an employment agreement with Mr. Skinner, Mr. Randall or Mr. Bull. Messrs. Skinner, Randall and Bull may voluntarily terminate their services at any time.

Because the notoriety of on-air talent significantly affects our rankings and ability to generate advertising revenues, the loss of on-air talent could reduce our revenues.

Our radio stations employ, or independently contract with, several on-air personalities and hosts of syndicated radio programs with significant loyal audiences in their respective broadcast markets. The notoriety of an on-air personality has a significant effect on the ranking of a radio station and its ability to sell advertising.  The radio stations face intense competition to attract and retain these on-air personalities.  Our radio stations may not be able to continue to attract and retain on-air personalities.  These individuals may leave the radio stations or may not retain their audiences.  The inability to attract and retain on-air personalities with significant loyal audiences in their broadcast markets could have a material adverse effect on the ranking of our radio stations and their ability to sell advertising which, in turn, could reduce our revenues.

If we cannot renew our Federal Communications Commission licenses, our revenues will be impaired.

Our business depends upon maintaining our broadcasting licenses issued by the Federal Communications Commission ("FCC"), which are issued currently for a maximum term of eight years and are renewable. Interested parties may challenge a renewal application. On rare occasions, the FCC has revoked licenses, not renewed them, or renewed them only with significant qualifications, including renewals for less than a full term. Our pending or future renewal applications may not be approved, or the renewals may include conditions or qualifications that could reduce our revenues. If we fail to renew, or renew with substantial conditions or modifications, including renewing one or more of our licenses for a term of fewer than eight years any of our licenses, it could prevent us from operating the affected station and generating revenue from it.

We could experience delays in expanding our business, be prevented from making acquisitions or be required to divest radio stations due to antitrust laws and other legislative and regulatory considerations.

The Federal Trade Commission, the United States Department of Justice and the FCC carefully review our proposed business acquisitions and dispositions under their respective regulatory authority, focusing on the effects on competition, the number of stations owned in a market and the effects on concentration of market revenue share. Any delay, prohibition or modification required by regulatory authorities could affect the terms of a proposed transaction or could require us to modify or abandon an otherwise attractive opportunity.

The FCC may increase enforcement activities, or Congress may increase the penalties, regarding obscene or indecent material that could cause us to pay substantial fines and reduce our revenues.

The FCC's rules prohibit the broadcast of obscene material at any time and indecent material between the hours of 6 am and 10 pm. All broadcasters face the risk of violating the prohibition on the broadcast of indecent material because of the inherent vagueness of the FCC's definition of indecent matter, coupled with the spontaneity of live programming.  The FCC began more vigorous enforcement of its indecency rules against the broadcasting industry as a whole, and has levied large fines for violations and even threatened to initiate license revocation proceedings against broadcast licensees for future serious indecency violations.  Legislation has also been introduced in Congress that would increase the penalties for broadcasting indecent programming, and depending on the number of violations engaged in, would automatically subject broadcasters to license revocation, renewal or qualifications proceedings in the event that they broadcast indecent material.  If any of the material that we broadcast is deemed to be obscene or indecent, we may be subject to enforcement action, which may include substantial fines, or revocation, non-renewal or qualification of our licenses.

If we do not properly respond to changes in technology, services and standards that characterize our industry, our revenues may be reduced.

The radio broadcasting industry is subject to technological change, evolving industry standards and the emergence of new media technologies. We may not have the resources to acquire new technologies or to introduce new services that could compete with these new technologies. Several new media technologies are being developed, including the following:

o

audio programming by cable television systems, direct broadcast satellite systems, personal communications systems, Internet content providers and other digital audio broadcast formats;

o

satellite digital audio radio service, which is provided by two companies offering national satellite radio services, including numerous niche formats, with sound quality comparable to that of compact discs;

o

in-band on-channel digital radio, which could improve the quality of existing AM and FM stations, including stations owned by us; and

o

low-power FM radio, which could result in additional FM radio broadcast outlets designed to serve small, localized areas.

If we do not properly respond to changes in technology, services and standards, which characterize our industry, our revenues may be reduced.

Because insiders control our activities, they may block or deter actions that you might otherwise desire that we take and may cause us to act in a manner that is most beneficial to such insiders and not to outside shareholders.

Our officers and directors control approximately 78.64% of our common stock. As a result, these insiders effectively control all matters requiring director and stockholder approval, including the election of directors, the approval of significant corporate transactions, such as mergers and related party transaction. Our insiders also have the ability to block, by their ownership of our stock, an unsolicited tender offer. This concentration of ownership could have the effect of delaying, deterring or preventing a change in control of our company that you might view favorably and may cause us to act in a manner that is most beneficial to such insiders and not to outside shareholders.

The offering price of $1.00 share has been arbitrarily set by our Board of Directors and accordingly does not indicate the actual value of our business.

The offering price of $1.00 share is not based upon earnings or operating history, does not reflect our actual value, and bears no relation to our earnings, assets, book value, net worth or any other recognized criteria of value.  No independent investment-banking firm has been retained to assist in determining the offering price for the shares.  Accordingly, the offering price should not be regarded as an indication of any future price of our stock.

Sales of our common stock under Rule 144 could reduce the price of our stock.

As of December 31, 2004, there are 3,669,856 of our common stock held by non-affiliates and 13,504,316 shares of our common stock held by affiliates that Rule 144 of the Securities Act of 1933 defines as restricted securities.  This is in addition to the up to 500,000 shares we are offering in this offering.  Of the shares currently owned by non-affiliates, 1,629,856 may currently be resold without restriction as they have been held two or more years. Ninety days after the effective date of this registration statement, there are 10,004,316 shares held by affiliates that are eligible for resale under the price and volume limitations of Rule 144(e).

The availability for sale of substantial amounts of common stock under Rule 144 or otherwise could reduce prevailing prices for our securities.

Because this is a best efforts, self-underwritten no minimum offering, we may have less funds available that the $500,000 maximum offering amount, which may limit our ability to implement our business plan.

No commitment exists by any broker-dealers and/or agents to purchase all or any part of the Shares being offered hereby. We will sell the shares on a "best efforts, no minimum" basis. The funds available to us from the proceeds of the offering will be reduced to the extent that less than all the shares offered hereby are sold. There are no minimum purchase requirements and no arrangements to place the funds in an escrow, trust or similar account. All cleared funds will be available to us following deposit into our bank account.  Sale of less than the maximum number of shares may curtail implementation of our business plan.

Purchasers in this offering will experience immediate & substantial dilution.

The investors in this Offering are subject to substantial dilution of the net tangible book value of their Common Stock immediately upon completion of the Offering. Purchasers of the securities offered hereby will incur an immediate dilution of $0.85 in the net tangible book value per share of Common Stock from the Offering price at $1.00 per share, assuming the maximum offering.

Because we do not have an audit or compensation committee, shareholders will have to rely on the entire board of directors, all members of which are not independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors.  Indeed, we do not have any audit or compensation committee.  These functions are performed by the board of directors as a whole.  No members of the board of directors are independent directors.  Thus, there is a potential conflict in that board members who are management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

We will incur increased costs and may have difficulty attracting and retaining qualified directors and executive officers as a result of being a public company.

As a public company, we will incur significant legal, accounting, reporting and other expenses that we did not incur as a private company. We also anticipate that we will incur costs associated with recently adopted corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 as well as new rules implemented by the Securities and Exchange Commission. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We also expect these new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, we may experience difficulty attracting and retaining qualified individuals to serve on our board of directors or as executive officers. We cannot predict or estimate the amount of additional costs we may incur as a result of these requirements or the timing of such costs.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may contain forward-looking statements.  This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements.  Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital.  These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Description of Business," as well as in this prospectus generally.  Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally.  In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

USE OF PROCEEDS

The table below depicts how we will utilize the proceeds of this Offering in the event that 200,000 Shares and 500,000 Shares are purchased.

Purpose [1]	200,000 Shares	Percent	500,000 Shares	Percent

Station Construction [2]	$ 100,000	50%	$ 185,000	37%
Station Acquisitions [3]	$ 50,000	25%	$ 250,000	50%
Station Upgrades [4]	$ 35,000	17.5%	$ 50,000	10%
Offering Expenses [5]	$15,000	7.5%	$15,000	3%

TOTAL	$ 200,000	100%	$ 500,000	100%

[1]

The amounts set forth above are estimates developed by management for the allocations of the net proceeds of this Offering based upon the current state of our business operations, its plans and current economic and industry conditions.

[2]

Construction of KBET (AM), 790kHz, Winchester, NV. Estimated construction cost $385,000.

[3]

Option payment to complete the purchase of new AM Radio Station Construction Permits from Eastern Sierra Broadcasting Corporation for Beatty, NV; Bishop, CA; Hawthorne, NV and Tonopah, NV. The payment is $60,000.

[4]

Upgrade costs for studio, offices and transmitting equipment for KOGN (formerly KYFO) AM, 1490kHz, Ogden, UT. The estimated costs are $85,000.

[5]

Including certain offering expenses incurred in connection with this Offering, including but not limited to, legal fees, accounting fees, printing costs, and state and federal filing fees, if any.  We estimate these fees and expenses will not exceed $15,000.

The actual allocation of funds will depend on our success and growth. If results do not meet our requirements, we will reallocate the proceeds among the other contemplated uses of proceeds, as prudent business practices dictate.

Pending application by us of the net proceeds of this offering, such proceeds may be invested in short-term, interest-bearing instruments.

DILUTION

We are offering our Common Stock at a price significantly more than the price paid by our officers, directors, promoters and affiliated persons for our Common Stock purchased by them.  We are offering for sale 500,000 Shares of Common Stock.  If you purchase Shares in this Offering you will experience immediate and substantial dilution.

Dilution represents the difference between the price per share paid by purchasers in the offering and the net tangible book value per share.  Net tangible book value per share represents our net tangible assets (our total assets less our total liabilities), divided by the number of shares of Common Stock outstanding at the time of the offering.  Using the our most recent balance sheet of as of March 31, 2005, our net tangible book value was $(3,202,711).  Based upon our issued and outstanding shares of Common Stock on March 31, 2005 of 17,174,172 shares of Common Stock, our net tangible book value per shares was  $(0.19).  After giving effect to the sale of all 500,000 Shares being offered in this Offering at an assumed Offering Price of $1.00 per Share and the payment of $15,000 of expenses related to the Offering, our pro forma net tangible book value would be $(2,717,711) and our net tangible book value per share would be $(0.16) which represents an immediate increase in net tangible book value of $0.03 per share and an immediate dilution to the purchasers of Shares after the Offering of $0.84 per share (or 84%).

The following table illustrates the pro forma per share dilution described above:

Offering Price per share	$1.00
Net tangible book value per share before the offering	$(0.19)
Increase per share attributable to purchase of stock by investors	$0.03
Pro forma net tangible book value per share after the offering	$(0.16)

Dilution per share to new investors	$(0.84)

Working capital is the cost related to operating our office. It is comprised of expenses for telecommunications, mail, stationary, accounting, acquisition of office equipment and supplies, expenses of filing reports with the SEC, travel, and general working capital.

PLAN OF DISTRIBUTION

We are offering up to a total of 500,000 of common stock in a best efforts, no minimum, direct public offering, without any involvement of underwriters or broker-dealers. The offering price is $1.00 share. The offering will terminate within 180 days from the date of this prospectus.  At our sole discretion, we may extend the offering for an additional 180 days. There are no minimum purchase requirements and no arrangements to place the funds in an escrow, trust or similar account. All cleared funds will be available to us following deposit into our bank account.  There are no finders involved in our distribution.

We will sell the shares in this offering through our officers and directors. They will receive no commission from the sale of any shares. They will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1.

The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2.

The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.

The person is not at the time of their participation, an associated person of a broker/dealer; and,

4.

The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. They are and will continue to be one of our officers and directors at the end of the offering and have not been during the last twelve months and are currently not broker/dealers or associated with a broker/dealer. They have not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

Only after the SEC declares our registration statement effective, do we advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet or our radio stations to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in possibly investing in the offering.

We intend to sell our shares in the states of California, Nevada and Utah and/or outside the United States of America.

Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1.

Execute and deliver a subscription agreement

2.

Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "LEGACY COMMUNICATIONS CORPORATION."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

LEGAL PROCEEDINGS

On or about October 28, 2003, a claim for unpaid wages was initiated by Bryan L. Pugh and Matthew Excell in the Fifth Judicial District Court, Washington County, Utah, entitled, "Bryan L. Pugh v. Legacy Communications Corporation; Internet Technology Corporation; E. Morgan Skinner, Jr. DBA Legacy Communications Corporation; E. Morgan Skinner, Jr., and John Does I-XX, Case No. 030501887" and "Bryan L. Pugh v. Legacy Communications Corporation; Internet Technology Corporation; E. Morgan Skinner, Jr. DBA Legacy Communications Corporation; E. Morgan Skinner, Jr., and John Does I-XX, Case No. 030501888."  Messrs. Pugh and Excell claim to have been employed by one or more of the named defendants pursuant to employment contracts.  They further claim that they were not paid consistently on regular paydays according to Utah law and in the amounts that they claim were agreed upon.  Mr. Pugh's claim is for approximately $46,000, plus interest and penalties, if any.  Mr. Excell's claim is for approximately $36,000, plus interest and penalties, if any.  The cases are have consolidated into a single matter before the Fifth District Court, and should be assigned Case No. 03050187 and discovery has begun.  We intend to vigorously defend against the allegations, and if when appropriate, negotiate with Messrs. Pugh and Excel over the amount of the claims in an effort to resolve the litigation.

On or about January 8, 2001, a claim in the principal amount of $22,000 for breach of contract was filed against Legacy Entertainment Corporation by The Audit Trail, Inc. in the Fifth Judicial District Court, Washington County, Utah, entitled, "The Audit Trail, Inc. v. Legacy Entertainment Corp., Case No. 010500022."  Legacy Entertainment Corporation answered the complaint on January 31, 2001, and denied the material allegations therein.  Limited discovery was exchanged by the parties early in the case.  In or about July 16, 2001, we advised plaintiff's counsel that Legacy Entertainment Corporation was willing to allow a judgment to be entered against it in the amount of $20,000, as the defenses to the claim appeared weak, and Legacy Entertainment Corporation did not have any collectable assets in any event.  Plaintiff, however, has never prepared the pleadings necessary for the entry of such a judgment, nor has plaintiff or its counsel communicated with us since July 2001.  Accordingly, the case is still pending, but not active.  There continues to be no activity. The case is stale and when not pursued in 3-years under Oklahoma law, it may be difficult to revive.

The Chapter 7 Bankruptcy of Red Fern Productions, Inc., which commenced on or about October 11, 2000, is still pending.  In 1999, we entered in an agreement with Lyman Dayton to film the remake of the motion picture "Where the Red Fern Grows".  Production began in August 1999 and ran through November 1999.  The production costs ran over budget resulting in bankruptcy.  On June 9, 2001, the case was converted to a case under Chapter 7 of the Bankruptcy Code.  The assets from the film production were sold in the bankruptcy proceeding on March 28, 2002 for $975,000.  The Chapter 7 trustee is holding remaining proceeds in the amount of $29,039.  The proceeds of the bankruptcy sale were used first to pay priority claims and bankruptcy expenses.  As of the date of this Memorandum, the bankruptcy proceeding has not been finalized.  Net liability of discontinued operations, which relates to the bankruptcy proceeding, was $981,860 as of the fiscal year ended December 31, 2004.

From time to time, we may be a party to, and our properties may be the subject of, routine legal proceedings or threats of legal proceedings that we do not believe are material.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Board of Directors elects our executive officers annually.  A majority vote of the directors who are in office is required to fill vacancies.  Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation, death, or removal. Our directors and executive officers are as follows:

Name	Age	Position	Held Since

E. Morgan Skinner, Jr.	65	President, CEO, Director	9/23/1997
Lavon Randall	63	Secretary/Director	9/23/1997
R. Michael Bull	57	Principal Accounting Officer	1/15/1998
Jeffrey B. Bate	42	Director	5/25/2005

E. Morgan Skinner, Jr. age, 65, has served as our President, Chief Executive Officer, and a Director since its inception on September 23, 1997.  Mr. Skinner joined Bonneville International at KSL Radio & Television in the fall of 1965.  He subsequently worked for Bonneville at WRFM/WNYW, Radio New York Worldwide as the News & Public Affairs Director.  During his tenure he originated a Spanish language Wall Street reports from the Amex and the NYSE, and founded the Spanish language Inter-America Radio Network comprised of 327 radio stations throughout the Caribbean, Central America, and South America.  In 1969, he was transferred to the news division of Bonneville's KBIG AM/FM radio station in Los Angeles.  In the fall of 1972, Mr. Skinner joined KOOL Radio & Television in Phoenix as an Account Executive.  In 1974, Mr. Skinner was promoted to Station Manager of KOOL.  In 1980, Mr. Skinner was hired as Vice President/General Manager of Donrey's KORK AM/FM in Las Vegas.  In 1985, Mr. Skinner became the Vice President of Operations of the American Museum of Historical Documents.  In 1988, Mr. Skinner and his brother founded the USU Sports Radio Network that broadcast the Utah State Aggie football and basketball games over twelve network affiliate radio stations throughout the Intermountain area for seven years. Mr. Skinner is a pioneer member of the Radio Advertising Bureau "Certified Radio Marketing Consultant" program that recognizes professional marketing skills and experience.  Mr. Skinner has received the Distinguished Service Award by the Utah School Boards Association for Journalistic Attainment in Reporting and Interpreting Education to the public and numerous other broadcast and civic awards.  Mr. Skinner is also currently serving on the Board of Trustees of the National Oregon/California Trail Center at Montpelier, Idaho until December 2005.

Lavon Randall, age 63, has served as our Secretary and a Director since its inception on September 23, 1997. From January 1, 1964 to June 16, 1996, he was the President of Randall Farms. Mr. Randall has also served in numerous civic and church leadership capacities including eight years as a member of the Enterprise City Council, Enterprise, Utah, President of the Enterprise Little League, a member of the Washington County School Foundation of the Washington County School District, and a member of the Southern Utah Advisory Board of Zions First National Bank.  Mr. Randall attended the LDS Business College in Salt Lake City before becoming the Managing Partner of the Randall Farms, Inc.

R. Michael Bull, age 57, has served as our principal accounting officer since January 1998.  Mr. Bull began his career in 1974 by joining a minority owned, regional CPA firm with offices throughout California, Nevada and Arizona spending the majority of his time with the audit division. In 1977 he accepted an offer from Delta Lines, Inc., a publicly held, trucking transportation company in Oakland, California, to create and develop an Internal Audit Department.  In 1980 he accepted a position as the Controller of BD Trucking, Inc., a specialty hauling, transportation company located.  From 1981 to 1991, Mr. Bull served as the CFO and Vice President of Finance and Administration for Advanced Communications, Inc., a telecommunications manufacturer in Silicon Valley.  He joined us in our infancy as a start-up, research and development firm.  In our first years, he created the business plans and solicited three California pre-public stock offerings, followed by an initial public offering in 1984.  He established all credit lines, international letters of credit, loans and investments as well as the monthly and annual preparation of cash forecasts, financial projections, budgets, and reports to management, shareholders and Board of Directors, and SEC filings.  In 1991, Mr. Bull joined Applied Dielectrics, Inc., a defense contractor that designed and manufactured microwave circuit boards, as their CFO and Vice President of Finance and Administration. In 1993, Mr. Bull accepted a position as Controller for Reid-Ashman Manufacturing, Inc., a designer and manufacturer of test floor interface equipment for the semi-conductor industry, where he supervised the installation of a computerized accounting system, implemented accounting policies and procedures, staffed and trained the accounting department, and assisted in the relocation of the manufacturing facility to St. George, Utah.  Mr. Bull attended Idaho State University before leaving for an LDS mission in Argentina from 1967 to 1969.  He completed his education at San Jose State University.

Jeffrey B. Bate, age 42, was elected to the Company's Board of Directors on the 25th of May 2005. In April 1988, Mr. Bate began his career with Southwestern Bell Mobile Systems in Dallas, TX, as an Accounts Payable Representative. In 1991, Mr. Bates was promoted to Assistant Manager of Property and Equipment Accounting of Southwestern Bell. From April 1994 to September 1995, Mr. Bate served as a Financial Analyst for Con-Way Southern Express / Consolidated Freight, Inc. of Fort Worth, TX, where he analyzed financial operations and profit generating/cost-reducing solutions. From September 1995 to February 1999, Mr. Bate was a manager responsible for the financial processing and reporting related to all properties owned and leased by American Stores Company, Inc. From February 1999 to November 2000, Mr. Bate was a Controller in charge of the accounting and reporting requirements relating to commercial equipment for First Security Corporation. In February 2001, Mr. Bate was recruited by Precision Assembly, Inc., an electronics contract manufacturer, to handle all accounting and finance operations.  Precision Assembly promoted him from Controller to CFO in January 2005. Mr. Bate attended Brigham Young University, earning a Bachelors of Art Degree in International Relations in 1987.  He continued his education by receiving an MBA in Corporate Finance from the University of Dallas in 1992.

Directors serve for a one-year term.  Our Bylaws provide for three to nine directors.

Board Committees

We currently have no compensation committee or other board committee performing equivalent functions. Currently, all members of our board of directors participate in discussions concerning executive officer compensation.

Family Relationships

Mr. Bate is the stepson of Mr. Skinner.  Except for that relationship, there are no family relationships among our officers or directors.

Legal Proceedings Concerning Management

On October 11, 2000, Red Fern Productions, Inc. filed a voluntary petition under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Utah.  Docket number of case - 00-31641.  On June 9, 2001, the case was converted to a case under Chapter 7 of the Bankruptcy Code.  As of the date of this Prospectus, the bankruptcy proceeding has not been finalized.  Morgan Skinner was President of Red Fern Productions, Inc; Lavon Randall was Secretary of Red Fern Productions, Inc.; and R. Michael Bull was Controller of Red Fern Productions, Inc.  Except for the foregoing and all other litigation disclosed in "Legal Proceedings" above, no officer or director has been involved in legal proceedings that would be material to an evaluation of our management.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

Name and Address (1)(2)	Number of Shares Owned Beneficially	Percentages Before Offering	Percentages After Offering (3)

E. Morgan Skinner, Jr. President, CEO, Director	6,653,408(4)	38.74%	37.64%

Lavon Randall Secretary, Director	5,713,408(5)	33.27%	32.33%

Jeffrey. B. Bate Director	350,000(6)	2.04%	1.98%

R. Michael Bull Principal Accounting Officer	787,500(7)	4.59%	4.45%
All Executive Officers and directors as a group (4 people)	13,504,316	78.64%	76.40%

(1)

The persons named in the above table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to the table.

(2)

The business address is 210 North 1000 East, St. George, Utah 84770.

(3)

Assumes the sale of all 500,000 shares offered hereby.

(4)

E. Morgan Skinner, Jr. is the trustee of Bear River Trust and beneficially owns 6,653,408 shares of our Common Stock under the Bear River Trust.

(5)

Lavon Randall is the trustee of the Randall Family Trust and beneficially owns  5,713,408 shares of our Common Stock under the Randall Family Trust.

(6)

Jeffrey B. Bate is Mr. Skinner's stepson.

(7)

R. Michael Bull is the Principal Accounting officer and owns 787,500 shares of our Common Stock.

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, it believes that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 17,174,172 shares of common stock outstanding as of March 31, 2005.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 50,000,000 shares of common stock, $.001 par value per share and 5,000,000 shares of preferred stock, $.001 par value per share.  We had 17,174,172 shares of common stock and no shares of preferred stock issued and outstanding as of March 31, 2005.

Common Stock

The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine.  Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders.  There is no cumulative voting of the election of directors then standing for election.  The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption.  Upon liquidation, dissolution or winding up of our business, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.  Each outstanding share of common stock is, and all shares of common stock to be outstanding upon completion of this offering will upon payment therefore be, duly and validly issued, fully paid and non-assessable.

Preferred Stock

Preferred stock may be issued with preferences and designations as the Board of Directors may from time to time determine. The board may, without stockholders approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of our common stockholders and may assist management in impeding an unfriendly takeover or attempted changes in control.  There are no restrictions on our ability to repurchase or reclaim our preferred shares while there is any arrearage in the payment of dividends on our preferred stock.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws, subject to the provisions of Nevada Corporation Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

Legacy Communications Corporation was incorporated in Nevada on September 23, 1997.

We own licenses, have permits to construct, have pending constructions permits, have options to purchase, and agreements to purchase construction permits and to purchase assets of various radio stations.  In the prior two fiscal years we did not generate any significant advertising revenues.  Our business model is based on acquiring, developing, operating and selling radio stations, not upon generating advertising revenues.

As of March  31, 2005, the following were our wholly owned subsidiaries:

o

AM Radio 790, Inc., a Utah corporation and permittee of KBET (AM), Winchester, NV.

o

AM Radio 1370, Inc., a Utah corporation and licensee of KUPA (AM), Pearl City, HI.

o

AM Radio 1440, Inc., a Utah corporation and permittee of KPTO (AM), Pocatello, ID.

o

AM Radio 1470, Inc., a Utah corporation and permittee of KNFL (AM), Tremonton, UT.

o

AM Radio 1490, Inc., a Utah corporation and applicant for the assignment of KYFO (AM), Ogden, UT.

o

Americast Media Corporation, a Utah corporation and applicant for construction permits of new AM Radio Stations serving the communities of Inkom, ID, Middletown, ID, Beaver, UT, Santa Clara, UT, and Mililani, HI.

o

Diamond Broadcasting Corporation, a Utah corporation and leaseholder of an AM radio transmitter-tower site located in Mililani, HI.

o

Diamond Media, LLC, a Utah limited-liability company and option holder of construction permit applications for new AM Radio Stations with service to Beatty, NV, Bishop, CA, Hawthorne, NV, and Tonopah, NV.

o

Sunset Communications Corporation, a Utah corporation and leaseholder of a Multi-User Communications tower site at Sunset Peak in the Fish Lake National Forest of Central Utah.

o

Tri-State Media Corporation, a Utah corporation and licensee of KITT (FM), Soda Springs, ID.

Our principal executive offices are located at 210 North 1000 East, St. George, Utah 84770, our mailing address is P.O. Box 1450, St. George, Utah 84771, our telephone number is (435) 628-1000, and our fax number is (435) 628-6636.

In 1999, we entered into an agreement with Lyman Dayton to film the remake of the motion picture "Where the Red Fern Grows."  Production began in August 1999 and ran through November 1999.  The production costs ran over budget resulting in the film production company filing a Chapter 11 bankruptcy on November 3, 2000, that was subsequently converted to a Chapter 7 bankruptcy on June 9, 2001, with a liability balance of $1,795,319.  The assets from the film production were sold in the bankruptcy proceeding on March 28, 2002 for $975,000.  The Chapter 7 trustee is holding remaining proceeds in the amount of $29,039.  The proceeds of the bankruptcy sale were used first to pay priority claims and bankruptcy expenses.  As of the date of this Prospectus, the bankruptcy proceeding has not been finalized.

Our Stations

We own Broadcast Station Licenses for new AM radio stations in the following communities, as of March 31, 2005:

o

KUPA (AM) 1370kHz, Pearl City, HI - License (Honolulu market)

o

KENT (AM) 1400kHz, Parowan, UT - License (Cedar City market)

o

KITT (FM), 100.1MHz, Soda Springs, ID - License (Pocatello move-in)

We have Broadcast Licenses pending for new AM radio stations in the following communities, as of March 31, 2005:

o

KPTO (AM) 1440kHz, Pocatello, ID - License pending (Pocatello-Idaho Falls market)

o

KNFL (AM) 1470kHz, Tremonton, UT - License pending (Ogden-Salt Lake City market)

o

KOGN (AM) 1490kHz, Ogden, UT - License subject to Closing on October 3, 2005.

We have the following acquisitions pending:

o

Diamond Media, LLC - Option Holder of four (4) new AM radio station Construction Permits for Beatty, NV - An application for Construction Permit was filed November 16, 2004 to build a new AM Radio Station granted under the Singleton rule of FCC AM Auction 84. Awaiting Issuance by the FCC; Bishop, CA - An application for Construction Permit was filed November 16, 2004 to build a new AM Radio Station granted under the Singleton rule of FCC AM Auction 84. Awaiting Issuance by the FCC; Hawthorne, NV - An application for Construction Permit was filed November 16, 2004 to build a new AM Radio Station granted under the Singleton rule of FCC AM Auction 84. Awaiting Issuance by the FCC and Tonopah, NV - An application for Construction Permit was filed November 16, 2004 to build a new AM Radio Station granted under the Singleton rule of FCC AM Auction 84. Awaiting Issuance by the FCC.

o

Americast Media Corporation - Applicant of new AM station on 1490kHz, Santa Clara, UT (St. George market) - An application for Construction Permit was filed November 16, 2004 to build a new AM Radio Station granted under the Singleton rule of FCC AM Auction 84. Awaiting Issuance by the FCC and new AM station on 1350kHz, Inkom, ID (Pocatello market) - An application for Construction Permit was filed November 16, 2004 to build a new AM Radio Station granted under the Singleton rule of FCC AM Auction 84. Awaiting Issuance by the FCC.

o

AM Radio 1490, Inc., a Utah corporation and wholly owned subsidiary of the Company has an Assignment application approved by the FCC December 6, 2004 for the purchase of KYFO (AM), 1490kHz, Ogden, Utah. The closing is scheduled for October 3, 2005.

We are currently engaged in the following additional  activities:

The FCC granted the following construction permits to Legacy Communications subsidiaries for new AM Radio Stations in AM Auction 32:

o

KPTO, AM1440kHz, Pocatello, ID. Construction of the station as authorized by the amended Construction Permit is complete and an application for Program Test Authority and Broadcast License were filed January 5, 2005. The FCC granted program Test Authority on May 4, 2005. Grant of the Broadcast License remains pending. An option to purchase KPTO (AM) and KITT (FM) was sold to Lakeshore Media, LLC, a subsidiary of Marathon Media, LLP, Chicago on March 3, 2005.

o

KNFL, AM 1470kHz, Tremonton, UT. Construction of the station as authorized by the amended Construction Permit is complete. A request for Program Test Authority and an application for the Broadcast License were accepted for filing by the FCC on October 25, 2004. Both the authorization of Program Test Authority and the grant of the Broadcast License remain pending.

o

KENT, AM 1400kHz, Parowan, UT. Construction of the station as authorized by the amended Construction Permit was completed June 18, 2004 and an application for Broadcast License was accepted for filing on July 2, 2004. The Federal Communication Commission granted a Broadcast License to AM Radio 1400, Inc. for KENT (AM) 1400kHz, Parowan, UT on October 7, 2004.

o

KBET, AM 790kHz, Winchester, NV (Las Vegas). Construction Permit has been granted. Construction is underway.

o

Americast Media Corporation, a Legacy subsidiary, filed an Expressions of Interest for new Radio Stations in Santa Clara, UT and Inkom, ID, which were determined to be Mutually-Exclusive, and granted Singleton status by the FCC. As a result of the Mutually-Exclusive determination ("Singleton"), Americast Media was invited to file a complete FCC Form 301 - Application for Construction Permit for New AM Radio Station in the following communities:

o

AM 1490kHz, Santa Clara, UT (St. George market) - FCC Form 301, an application for a Construction Permit of a new AM Radio Station at 1490kHz. was filed with the FCC on November 16, 2004. Grant of the Construction Permit remains pending.

o

AM 1350kHz, Inkom, ID (Pocatello market) - FCC Form 301, an application for a Construction Permit of a new AM Radio Station at 1350kHz. was filed with the FCC on November 16, 2004. Grant of the Construction Permit remains pending.

o

Diamond Media, LLC, a Legacy subsidiary, purchased an option to acquire from Eastern Sierra Broadcasting Corporation Construction Permits for new AM radio stations in AM Auction 84. The following Expressions of Interest by Eastern Sierra Broadcasting Corporation were determined to be Mutually-Exclusive and granted Singleton status by the FCC. As a result of the Mutually-Exclusive determination ("Singleton"), Eastern Sierra was invited to file a complete FCC Form 301 application for a Construction Permit for new AM radio stations for the following communities:

o

AM 1340kHz. Bishop, CA - An application for a Construction Permit for a new AM Radio Station granted Mutually-Exclusive ("Singleton") status under the rules and procedures of AM Auction 84 was accepted for filing by the FCC on March 23, 2005.

o

AM 1240kHz, Beatty, NV - An application for Construction Permit to build a new AM Radio Station granted Mutually-Exclusive ("Singleton") status in AM Auction 84 was filed on November 16, 2004.

o

AM 1450kHz, Hawthorne, NV - An application for Construction Permit to build a new AM radio station granted Mutually-Exclusive ("Singleton") status in AM Auction 84 was filed on November 16, 2004.

o

AM 1400kHz, Tonopah, NV - An application for Construction Permit to build a new AM radio station granted Mutually-Exclusive ("Singleton") status in AM Auction 84 was filed on November 16, 2004.

We have the following expressions of interest:

Americast Media Corporation, a Legacy subsidiary filed an FCC short-form 301 application for new AM Radio Stations called "Expressions of Interest" under the rules and procedures of the FCC in AM Auction 84 for the following communities. The FCC engineering staff review determined the following Expressions of Interest applications are Non-Mutually Exclusive or have technical conflicts with other applications. The communities for which Expressions of Interest were filed include:

o Mililani, HI	-	AM1230kHz.
o Beaver, UT	-	AM1230kHz.
o Middleton, ID	-	1400kHz (Boise market)
o Mesquite, NV	-	AM1250kHz.
o Santa Clara, UT	-	1290kHz (St. George market)

Once the FCC determines which technical applications are deemed to be in conflict, the FCC will group these applications together and publish a Public Notice of their determination of Non-Mutually Exclusive applications in MX Groups. The FCC will then allow a 60-day period for applicants to file amendments to eliminate the technical issues or find a means of settlement with other applicants. After the 60-day period has expired, the FCC will then review the remaining applicants' 307(b) submission, in which each applicant is evaluated based on how the applicant proposes to serve the public interest. The FCC then grants the Construction Permit to the applicant who demonstrates how their application best serves the public interest.

We have the following current sales:

Legacy Communications through its subsidiaries entered into an Option Agreement on March 3, 2005 to sell KPTO, AM 1440kHz, Pocatello, Idaho, and KITT (FM), 100.1MHz, Soda Springs, Idaho to Lakeshore Media, LLC, a subsidiary of Chicago-based Marathon Media, LLP. The option holder, Lakeshore, has agreed to pay 1.5 million under following terms: $300,000 on or before March 31, 2005 plus a monthly option fee of $8,000. The period of the option expires after 12-months.

We have the following options to purchase:

Legacy has acquired the option to buy KACE, AM 1310kHz licensed to Birch Tree, MO. The FCC AM Auction 84 rules and procedures allow for an AM station license holder (licensee) whose license is limited to daytime operation to file an application for Major Change, which includes the change of community to which the license was authorized. Legacy, as the Option Holder, assisted the licensee in filing two (2) applications for Major Change relocating the station to (1) the Salt Lake City market at 770kHz or (2) the Las Vegas market at 1530kHz. Neither Major Change application was determined by the FCC to be Mutually Exclusive or granted as a Singleton under the rules and procedures of AM Auction 84.

Once the FCC determines the technical applications that are determined to be in conflict or Non-Mutually Exclusive, the FCC will group these applicants together and publish a Public Notice of the determination of Non-Mutually Exclusive applications ("MX Groups"). The FCC will then give the applicants a 60-day period in which to file amended applications eliminating the technical issues or come to a settlement with other applicants. After the 60-day period expires, the FCC will then review the remaining applicants who file 307(b) showings upon which the remaining applications will be evaluated based on how the applicant proposes to serve the public interest. The FCC will grant the permit to the applicant who demonstrates how their application best serves the public interest.

Digital HD Radio

We are part of the digital radio revolution. HD Radio is a new technology that enables AM and FM radio stations to broadcast their programs digitally making extraordinary technological leap beyond the traditional analog broadcasts. Digital broadcasting provides listeners with a radically improved audio quality and reception plus new data services. Signal fading, static, hisses and pops are a thing of the past with HD Radio. Data services such as displayed song and artist information, weather and traffic alerts and much more will revolutionize the way we experience AM and FM radio in the future. Legacy has entered into a licensing agreement with iBiquity Digital Corporation, the patent holder of HD Radio technology for all Legacy Communications stations to become digital by the yearend 2007.

The FCC approved HD Radio technology in 2002, and the commercial rollout of the technology across American began in 2003.

Radio Stations Purchased and Sold

Since its incorporation in 1997, Legacy Communications has continually participated in numerous profitable transactions within the media industry. The details of several of the company's recent dealings are set forth below:

o

Principal stockholders of the Company purchased FM Radio Station (104.9MHz), licensed to Tremonton, Utah, on September 21, 1993 for $65,000. The Company subsequently acquired the station from the principal stockholders for stock in Legacy on March 25, 1998. The Company sold the station to 3-Point Media, LLC, a subsidiary of Chicago based Marathon Media, LLP, for $1,750,000 on June 7, 2002.

o

Principal stockholders of the Company purchased KGNT (FM) 103.9MHz, licensed to Smithfield, Utah, on December 8, 1993 for $325,000 to operate in cooperation with FM 104.9MHz.The Company subsequently acquired the station from the principal stockholders for stock in Legacy on march 25, 1998 and later sold the station to M. Kent Frandsen on February 4, 2002 for $735,000.

o

One of the principal stockholders helped sort out the legal issues that resulted in the grant of a Construction Permit being issued on November 7, 1992 for KZEZ (FM) 99.7MHz licensed to St. George, Utah. The cost to build the station has been estimated at $175,000. The FCC issued the Broadcast License on February 18, 1997. The Company acquired the station for stock in Legacy on March 25, 1998 from the principal stockholders plus a Multi-User Communication transmitter-tower site to accommodate KZEZ (FM) and other FM stations and translators. The Company sold the station on July 31, 2004 as part of a broadcast package that included KSGI (AM) 1450 kHz, St. George, UT and the Multi-User Communication transmitter-tower site to Canyon Media for $2.1 million.

o

o

Two of the principal stockholders purchased KSGI (AM) 1450kHz, licensed to St. George, Utah, on October 6, 1995. The Company acquired the station from the principal stockholder for stock in Legacy on March 25, 1998. The Company sold the station on July 31, 2004 as part of broadcast package that included KZEZ (FM) 99.7MHz and the Multi-User tower site to Canyon Media for $2.1 million.

o

Two of the principal stockholders purchased KFMD (FM) 95.7MHz licensed to Delta, Utah, on August 2, 1993 for $115,000. The Company acquired the station on March 25, 1998 from the principal stockholder for stock in Legacy. The Company later sold the station to 3-Point Media, LLC a subsidiary of Chicago based Marathon Media, LLP on August 31, 2003 for $1.25 million.

o

Two of the principal stockholders acquired a construction permit granted by the FCC on January 9, 1998 for KMGR (FM) 97.5MHz, Richfield, Utah. The cost of engineering and legal fees was $36,127 The Company acquired the Construction Permit from the principal stockholders for stock in Legacy on March 25, 1998. The Company sold the Construction Permit for $250,000 to Sanpete County Broadcasting on June 30, 2001.

o

The Company through a subsidiary purchased KOHO (AM) 1170kHz, Honolulu, HI on April 27, 1999 for $105,000. The Company subsequently sold the station to Salem Media of Hawaii, LLC, on May 28, 2004 for $500,000.

o

The Company through a subsidiary purchased Station KITT (FM), 100.1MHz, Soda Springs, Idaho, on August 5, 2004 for $237,500 and packaged the station with KPTO (AM), 1440kHz, Pocatello, ID and sold it under an Option Agreement dated March 3, 2005 to Lakeshore Media, LLC, a subsidiary of Chicago-based Marathon Media, LLP for $1.5 million.

Advertising Revenue

In the prior two fiscal years we did not generate any significant advertising revenues.  Our business model is based acquiring, developing and selling radio stations, not upon generating advertising revenues.

Competition

We operate in a highly competitive industry. Our radio stations compete for audiences and advertising revenue directly with other radio stations as well as with other media, such as broadcast television, newspapers, magazines, cable television, satellite television, satellite radio, the Internet, outdoor advertising and direct mail, within their respective markets. Our audience ratings and market shares are subject to change and any adverse change in a particular market could have a material adverse effect on our revenue in that market and possibly adversely affect our revenue in other markets.

Our radio stations compete for listeners and advertising revenue directly with other radio stations within their respective markets. Radio stations compete for listeners primarily on the basis of program content that appeals to a particular demographic group. By building a strong listener base consisting of a specific demographic group programming in each of our markets, we are able to attract advertisers seeking to reach those listeners. From time to time, competitors may change their stations' format or programming to compete directly with our stations for audiences and advertisers, or may engage in aggressive promotional campaigns, which could result in lower ratings and advertising revenue or increased promotion and other expenses and, consequently, lower earnings and cash flow for us. Audience preferences as to format or programming in a particular market may also shift due to demographic or other reasons.

Factors that are material to a radio station's competitive position include management experience, the station's audience rank in its local market, transmitter power, assigned frequency, audience characteristics, local program acceptance and the number and characteristics of other radio stations in the market area. We attempt to improve our competitive position in each market by researching stations' programming, implementing advertising and promotional campaigns aimed at the demographic groups for which our stations program and managing our sales efforts to attract a larger share of advertising revenue. We also compete with other radio station groups to purchase or develop additional stations.

Although the radio broadcasting industry is highly competitive, barriers to entry do exist, which can be mitigated to some extent by, among other things, changing existing radio station formats and upgrading power. The operation of a radio station requires a license or other authorization from the FCC granted to radio station owners. The number of radio stations that can operate in a given market is limited by the availability of FM and AM radio frequencies allotted by the FCC to communities in that market. In addition, the FCC's multiple ownership rules have historically limited the number of stations that may be owned or controlled by a single entity in a given market.

Technological Change

The radio broadcasting industry is also subject to technological change, evolving industry standards and the emergence of new media technologies. Several new media technologies have been or are being developed, including the following:

o

audio programming by cable television systems, direct broadcast satellite systems, Internet content providers (both landline and wireless) and other digital audio broadcast formats;

o

satellite digital audio radio service, which has resulted in the introduction of two new subscriber-based satellite radio services with numerous channels and sound quality equivalent to that of compact discs;

o

in-band on-channel digital radio, which could improve the quality of existing AM and FM radio signals, including stations owned by us; and

o

low power FM radio, which has resulted in additional FM radio broadcast outlets that are designed to serve small, localized areas.

A growing population, greater use of automobiles, and an increase in commuter times have contributed to the growth of new technologies for the delivery of entertainment and information, including the introduction of new technologies used in the car such as audio cassettes, compact discs, cellular telephones and satellite radio. Some of the new technologies, particularly digital satellite radio service, will compete with us for the consumers' attention in the car.

Environmental

As the owner, lessee, or operator of various radio properties and facilities, we are subject to various federal, state, and local environmental laws and regulations.  We are subject to RF ("radio frequency") radiation regulations near AM, FM and TV broadcast antennas.  In order to comply with these regulations, we perform routine maintenance on, and quarterly measurements of radiation near, its antennas.  Historically, compliance with these laws and regulations has not had a material adverse effect on our business. There can be no assurance, however, that compliance with existing or new environmental laws and regulations will not require us to make significant expenditures of funds.

Employees

We currently have three total employees, two of which are employed on a full-time basis.  They are management, administrative and clerical. None of these employees are covered by a collective bargaining agreement. We consider our relations with our employees generally to be good.

FEDERAL REGULATION OF RADIO BROADCASTING

Introduction

Our ownership, operation, purchase and sale of radio stations is regulated by the FCC, which acts under authority derived from the Communications Act of 1934, as Amended. Among other things, the FCC:

o

assigns frequency bands for broadcasting;

o

determines the particular frequencies, locations, operating powers and other technical parameters of stations;

o

issues, renews, revokes and modifies station licenses;

o

determines whether to approve changes in ownership or control of station licenses;

o

regulates equipment used by stations; and

o

adopts and implements regulations and policies that directly or indirectly affect the ownership, operation and employment practices of stations.

The FCC has the power to impose penalties for violations of its rules or the Communications Act, including fines, the grant of abbreviated license renewal terms or, for particularly egregious violations, the denial of a license renewal application, the revocation of a license or the denial of FCC consent to acquire additional radio stations.

The following is a brief summary of some provisions of the Communications Act and of specific FCC regulations and policies. The summary is not a comprehensive listing of all of the regulations and policies affecting radio stations. For further information concerning the nature and extent of federal regulation of radio stations, you should refer to the Communications Act, FCC rules and FCC public notices and rulings.

License Grant and Renewal

Radio stations operate under renewable broadcasting licenses that are ordinarily granted by the FCC for maximum terms of eight years. Licenses are renewed through an application to the FCC. A station may continue to operate beyond the expiration date of its license if a timely filed license application is pending. Petitions to deny license renewals can be filed by interested parties, including members of the public. These petitions may raise various issues before the FCC. The FCC is required to hold hearings on renewal applications if the FCC is unable to determine that renewal of a license would serve the public interest, convenience and necessity, or if a petition to deny raises a substantial and material question of fact as to whether the grant of the renewal application would be inconsistent with the public interest, convenience and necessity. If, as a result of an evidentiary hearing, the FCC determines that the licensee has failed to meet various requirements and that no mitigating factors justify the imposition of a lesser sanction, then the FCC may deny a license renewal application. Historically, FCC licenses have generally been renewed, although we cannot assure you that all of our licenses will be renewed. The non-renewal, or renewal with substantial conditions or modifications, of one or more of our FCC radio station licenses could have a material adverse effect on our business.

The FCC classifies each AM and FM station. An AM station operates on one of the following: a clear channel, regional channel or local channel. A clear channel is one on which AM stations are assigned to serve wide areas. Clear channel AM stations are classified as either:

o

Class A stations, which operate on an unlimited time basis and are designed to render primary and secondary service over an extended area;

o

Class B stations, which operate on an unlimited time basis and are designed to render service only over a primary service area; or

o

Class D stations, which operate either during daytime hours only, during limited times only or on an unlimited time basis with low nighttime power.

A regional channel is one on which Class B and Class D AM stations may operate and serve primarily a principal center of population and the rural areas contiguous to it. A local channel is one on which AM stations operate on an unlimited time basis and serve primarily a community and the suburban and rural areas immediately contiguous to it. Class C AM stations operate on a local channel and are designed to render service only over a primary service area that may be reduced as a consequence of interference.

The minimum and maximum facilities requirements for an FM station are determined by its class. Some FM class designations depend upon the geographic zone in which the transmitter of the FM station is located. In general, commercial FM stations are classified as Class A, B1, C3, B, C2, C1, C0 and C, in order of increasing power and antenna height. The FCC recently adopted a rule that subjects Class C FM stations to involuntary downgrades to Class C0 in various circumstances if they do not meet certain antenna height specifications. We have one application currently pending to upgrade the facility of the station.

Transfers or Assignments of Licenses

The Communications Act prohibits the assignment of a broadcast license or transfer of control of a broadcast licensee without the prior approval of the FCC. In determining whether to grant approval, the FCC considers a number of factors pertaining to the licensee and proposed licensee, including:

o

compliance with the various rules and policies limiting common ownership of media properties in a given market;

o

the "character" of the licensee and those persons holding "attributable" interests in the licensee; and

o

compliance with the Communications Act's limitations on alien ownership, as well as compliance with other FCC regulations and policies.

To obtain FCC consent to assign a broadcast license or transfer control of a broadcast licensee, appropriate applications must be filed with the FCC. If the application involves a "substantial change" in ownership or control, the application must be placed on public notice for not less than 30 days during which time interested parties, including listeners, advertisers and competitors, may file petitions to deny or other objections against the application. These types of petitions are filed from time to time with respect to proposed acquisitions. Informal objections to assignment and transfer of control applications may be filed at any time up until the FCC acts on the application. Once the FCC staff grants an application, interested parties may seek reconsideration of that grant for 30 days, after which time the FCC may for another ten days reconsider the grant of the FCC staff on the FCC's own motion. If the application does not involve a "substantial change" in ownership or control, it is a "pro forma" application. The "pro forma" application is nevertheless subject to having informal objections filed against it. When passing on an assignment or transfer application, the FCC is prohibited from considering whether the public interest might be served by an assignment or transfer of the broadcast license to any party other than the assignee or transferee specified in the application.

Programming and Operation

The Communications Act requires broadcasters to serve the public interest. Since 1981, the FCC gradually has relaxed or eliminated many of the more formalized procedures it developed to promote the broadcast of types of programming responsive to the needs of a station's community of license. However, licensees continue to be required to present programming that is responsive to community problems, needs and interests and to maintain records demonstrating responsiveness. Complaints from listeners concerning a station's programming will be considered by the FCC when it evaluates the licensee's renewal application, although listener complaints may be filed and considered at any time and must be maintained in the station's public file.

The FCC's rules prohibit the broadcast of obscene material at any time and indecent material between the hours of 6 am and 10 pm. All broadcasters face the risk of violating the prohibition on the broadcast of indecent material because of the inherent vagueness of the FCC's definition of indecent matter, coupled with the spontaneity of live programming.

Recently, the FCC has begun more vigorous enforcement of its indecency rules against the broadcasting industry as a whole, and has threatened to initiate license revocation proceedings against broadcast licensees for future serious indecency violations. Two Congressional committees have recently conducted hearings related to indecency. Legislation has also been introduced in Congress that would increase the penalties for broadcasting indecent programming, and depending on the number of violations engaged in, would automatically subject broadcasters to license revocation, renewal or qualifications proceedings in the event that they broadcast indecent material. The FCC's more vigorous enforcement of its indecency rules may encourage third parties to challenge our license renewal or assignment applications.

Stations also must pay regulatory and application fees and follow various FCC rules that regulate, among other things, political advertising, the broadcast of obscene or indecent programming, the advertisement of casinos and lotteries, sponsorship identification and technical operations, including limits on radio frequency radiation.

The FCC adopted new EEO rules for broadcasters, which became effective March 10, 2003. The new rules are outreach and recruitment focused and require that broadcasters: (1) widely disseminate information for each full-time job vacancy, except for vacancies filled in exigent circumstances; (2) provide notification to community and recruitment organizations that have requested information on all or selected job vacancies; and (3) participate in "longer-term" recruitment initiatives, such as job fairs, internships, scholarships and EEO/anti-discrimination training programs. Broadcasters remain subject to the FCC's anti-discrimination policy but the use of minority or women-targeted recruitment sources is no longer mandated. The new rules also require a broadcaster to keep extensive internal records regarding its recruitment efforts including information regarding its recruitment sources and interviewees, notification to requesting community groups and specifics regarding participation in the longer-term initiatives. Broadcasters must also prepare and place in the public inspection file (and on their website if they maintain one) an annual EEO public file report that details recruitment efforts and interviewee totals, the referral sources used for each vacancy, the community groups notified, and specifics regarding participation in longer-term recruitment initiatives. Broadcasters are subject to an FCC mid-term review in the fourth year of the license term and an FCC review as part of the license renewal application, both requiring the submission of the annual EEO public file report for the preceding two years with a statement certifying that the broadcaster's reports are accurate. As of June 30, 2003, the FCC has not reinstated its requirement for a broadcaster to submit its annual workforce employment information to the FCC for statistical purposes. The FCC is expected to address the workforce employment information and filing requirements in a separate Report and Order. Also pending is the FCC's review of recruitment requirements for part-time vacancies and it issued a Further Notice of Proposed Rulemaking in conjunction with the new rules to solicit public comment on this issue.

The FCC has issued a decision holding that a broadcast station may not deny a candidate for federal political office a request for broadcast advertising time solely on the grounds that the amount of time requested is not the standard length of time that the station offers to its commercial advertisers. The effect that this FCC decision will have on our programming and commercial advertising is uncertain at this time.

Proposed and Recent Changes

Congress, the FCC or other federal agencies may in the future consider and adopt new laws, regulations and policies regarding a wide variety of matters that could, directly or indirectly, affect the operation, ownership and profitability of our radio stations, result in the loss of audience share and advertising revenue for our radio stations, and affect our ability to acquire additional radio stations or finance acquisitions. These matters include:

o

changes in the FCC's ownership rules and policies, including changes to the local radio ownership rules and the limitations on the cross-ownership of radio and other media proposals to increase regulatory fees or to impose spectrum use or other fees on FCC licensees;

o

technical and frequency allocation matters and changes to broadcast technical requirements;

o

proposals to restrict or prohibit the advertising of beer, wine and other alcoholic beverages;

o

proposals to restrict or prohibit the advertising of on-line casinos or on-line sports-betting services;

o

proposals to limit the tax deductibility of advertising expenses by advertisers;

o

restatement in revised form of FCC's equal employment opportunity rules and revision to rules relating to political broadcasting; and

o

proposals to regulate or prohibit payments to stations by independent record promoters.

The FCC recently selected In-Band, On-Channel™ technology as the exclusive standard for digital services for terrestrial AM and FM broadcasters. The FCC has authorized the immediate commencement of "hybrid" transmissions-simultaneous transmissions in both analog and digital-pending the adoption of formal licensing and service rules, using In-Band, On-Channel™ systems for FM stations. Tests of the In-Band, On Channel™ technology for AM stations are ongoing and hybrid transmissions for AM stations have not yet been authorized. Digital audio broadcasting's advantages over traditional analog broadcasting technology include improved sound quality and the ability to offer a greater variety of auxiliary services. In-Band, On-Channel™ technology will permit radio stations to transmit radio programming in both analog and digital formats, and eventually in digital only formats, using the bandwidth that the radio station is currently licensed to use. It is unclear what formal licensing and service rules the FCC will adopt regarding digital audio broadcasting and what effect these regulations will have on our business or the operations of our stations.

In January 2000, the FCC created a new low power FM radio service. The new low power stations operate at a maximum power of between ten and 100 watts in the existing FM commercial and non-commercial band. Low power stations may be used by governmental and non-profit organizations to provide non-commercial educational programming or public safety and transportation radio services. No existing broadcaster or other media entity is permitted to have an ownership interest or enter into any program or operating agreement with any low power FM station. During the first two years of the new service, applicants must be based in the area that they propose to serve. Applicants are not permitted to own more than one station nationwide during the initial two-year period. After the initial two-year period, entities are allowed to own up to five stations nationwide, and after three years, the limit will be raised to ten stations nationwide. A single person or entity may not own two low power stations whose transmitters are less than seven miles from each other. The authorizations for the new stations are not transferable. In April 2001, the FCC adopted a third channel interference protection standard, and prohibited any applicant from obtaining a low power FM station who has previously operated a station without a license.

At this time it is difficult to assess the competitive impact of these new stations. Although the new low power stations must comply with certain technical requirements aimed at protecting existing FM radio stations from interference, we cannot be certain of the level of interference that low power stations will cause after they begin operating. Moreover, if low power FM stations are licensed in the markets in which we operate, the low power stations may compete with us for listeners. The low power stations may also limit our ability to obtain new licenses or to modify our existing facilities, or cause interference to areas of existing service that are not protected by the FCC's rules, any of which may harm our business.

On January 28, 2003, Senator Russell Feingold reintroduced a bill in the U.S. Senate entitled "The Competition in Radio and Concert Industries Act". The bill purports to address anti-competitive practices in the radio and concert industries. Among other things, the bill would impose a 60% national audience reach cap for commercial radio stations and a local radio ownership cap of 35% of the local audience share or 35% of the local radio revenue. It would also prohibit the FCC from relaxing the present local numerical radio ownership caps. The bill would further regulate local marketing agreements, joint sales agreements and other contractual relationships between radio stations, including limiting the duration of local marketing agreements entered into after the enactment of the legislation to no more than one year.

The Feingold legislation would also modify Federal law that prohibits the payment of money, services or other valuable consideration to a radio station or station employee in exchange for the inclusion of any matter in the station's programming without on-air disclosure, known as payola.

The Feingold legislation would prohibit a radio station from using its control over any matter broadcast to extract consideration from a record company, artist, concert promoter, or other entity. It is unclear what impact the legislation, if adopted, would have on existing relationships between radio stations and independent record promoters.

We cannot predict what other matters might be considered in the future by the FCC or Congress, nor can we judge in advance what impact, if any, the implementation of any of these proposals or changes might have on our business.

Federal Antitrust Considerations

The Federal Trade Commission and the Department of Justice, which evaluate transactions to determine whether those transactions should be challenged under the federal antitrust laws, have been increasingly active recently in their review of radio station acquisitions, particularly where an operator proposes to acquire additional stations in its existing markets.

For an acquisition meeting certain size thresholds, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated there under, require the parties to file Notification and Report Forms with the Federal Trade Commission and the Department of Justice and to observe specified waiting period requirements before consummating the acquisition. During the initial 30-day period after the filing, the agencies decide which of them will investigate the transaction. If the investigating agency determines that the transaction does not raise significant antitrust issues, then it will either terminate the waiting period or allow it to expire after the initial 30 days. On the other hand, if the agency determines that the transaction requires a more detailed investigation, then, at the conclusion of the initial 30-day period, it will issue a formal request for additional information. The issuance of a formal request extends the waiting period until the 20th calendar day after the date of substantial compliance by all parties to the acquisition. Thereafter, the waiting period may only be extended by court order or with the consent of the parties. In practice, complying with a formal request can take a significant amount of time. In addition, if the investigating agency raises substantive issues in connection with a proposed transaction, then the parties frequently engage in lengthy discussions or negotiations with the investigating agency concerning possible means of addressing those issues, including persuading the agency that the proposed acquisition would not violate the antitrust laws, restructuring the proposed acquisition, divestiture of other assets of one or more parties, or abandonment of the transaction. These discussions and negotiations can be time consuming, and the parties may agree to delay completion of the acquisition during their pendency.

At any time before or after the completion of a proposed acquisition, the Federal Trade Commission or the Department of Justice could take action under the antitrust laws as it considers necessary or desirable in the public interest, including seeking to enjoin the acquisition or seeking divestiture of the business or other assets acquired. The Federal Trade Commission or the Department of Justice may investigate acquisitions that are not required to be reported under the Hart-Scott-Rodino Act under the antitrust laws before or after completion. In addition, private parties may under certain circumstances bring legal action to challenge an acquisition under the antitrust laws.

As part of its increased scrutiny of radio station acquisitions, the Department of Justice has stated publicly that it believes that commencement of operations under time brokerage agreements, local marketing agreements, joint sales agreements and other similar agreements customarily entered into in connection with radio station transfers prior to the expiration of the waiting period under the Hart-Scott-Rodino Act could violate the Hart-Scott-Rodino Act. In connection with acquisitions subject to the waiting period under the Hart-Scott-Rodino Act, so long as the Department of Justice policy on the issue remains unchanged, we would not expect to commence operation of any affected station to be acquired under a time brokerage agreement, local marketing agreement or similar agreement until the waiting period has expired or been terminated.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Legacy Communications Corporation was incorporated in Nevada on September 23, 1997.

We own licenses, have permits to construct, have applications pending for Broadcast licenses, have options to purchase construction permits and to purchase assets of various radio stations.  In the prior two fiscal years we did not generate any significant advertising revenues.  Our business model is based acquiring, developing and selling radio stations, not necessarily upon generating advertising revenues.

Results of operations

Three Months Ended March 31, 2005 and 2004:

	For the Three Months Ended
	March 31,
	2005	2004

REVENUE
Broadcasting	$ -	$ -
Management fees	-	10,000
Other revenue	107,474	44,541
Gain on sale of stations	-	-

Total Revenue	107,474	54,541

EXPENSES

Depreciation and amortization	66,782	8,953
General and administrative	70,555	172,565
Salaries and personnel costs	54,026	47,582

Total Expenses	191,363	229,100

LOSS FROM OPERATIONS	(83,889)	(174,559)

OTHER EXPENSE

Interest expense	(48,150)	(33,054)

Total Other Expense	(48,150)	(33,054)

LOSS BEFORE INCOME TAXES	(132,039)	(207,613)

Income tax	-	-

NET LOSS	$ (132,039)	$ (207,613)

The revenues for the three months ended March 31, 2005 and 2004 reflect "other revenue". For the three months ended March 31, 2005, we had "other revenue" of $107,474, consisting of option contract payments with Lakeshore Media in reference to our agreement with them for the purchase of two of our radio stations. For the three months ended March 31, 2004, we reflect "other revenue" which represents default penalties and interest from one of the Company's radio station buyers, Marathon Media, LLP, of Chicago. The past due liabilities of $44,541 has since been paid.

We do not have revenues from the gain on sale of radio stations during three-months ended March 31, 2005 and 2004

Our depreciation and amortization expenses for the three months ended March 31, 2005 compared to the three months ended March 31, 2004 increased 646% to $66,782 from $8,953, primarily due to the acquisition and build-outs of additional stations since the three months ended March 31, 2004.

Our general and administrative expenses for the three months ended March 31, 2005 compared to the three months ended March 31, 2004 decreased 141% to $70,555 from $172,565. We encountered substantial additional legal expenses during the three month period ended March 31, 2004, relating to the pending station property sales that didn't materialize until after quarter ended March 31, 2004.

Our expenses for salaries and personnel costs for the three months ended March 31, 2005 compared to the three months ended March 31, 2004 increased 13.5% to $54,026 from $47,582, due to the discontinuance of reimbursement no longer due to a part-time employee.

Our interest expense for the three months ended March 31, 2005 compared to the three months ended March 31, 2004 increased 45.7% to $48,150 from $33,054, directly attributable to the increase in notes payable for the acquisition and development of additional stations.

Accordingly, our net loss for the three months ended March 31, 2005 compared to the three months ended March 31, 2004 decreased 36.4% to $132,039 from $207,613, primarily due to an increase in revenues and a decrease in expenses for the three months ended March 31, 2005.

Fiscal Year Ended December 31, 2004 and 2003:

	For the Years Ended December 31,

	2004	2003

REVENUE
Broadcasting	$ -	$ 5,365
Management fees	15,000	60,000
Other revenue	89,090	620,889
Gain on sale of stations	2,189,309	1,202,001

Total Revenue	2,293,399	1,888,255

EXPENSES

Depreciation and amortization	143,107	44,061
General and administrative	719,606	414,806
Officers and directors stock bonus	600,000	-
Salaries and personnel costs	242,687	249,916

Total Expenses	1,705,400	708,783

INCOME FROM OPERATIONS	587,999	1,179,472

OTHER EXPENSE

Interest expense	(145,704)	(205,163)

Total Other Expense	(145,704)	(205,163)

INCOME BEFORE INCOME TAXES	442,295	974,309

Income tax	139,995	-

NET INCOME	$ 582,290	$ 974,309

Our revenue generated from management fees for the fiscal year ended December 31, 2004, compared to the fiscal year ended December 31, 2003 decreased 75% to $15,000 from $60,000, due to our sale of the stations in 2004 that were associated with the management fee.

For the fiscal year ended December 31, 2004, we had other revenue of $89,090, consisting of penalties, fees, and interest paid by Marathon Media for the purchase of a radio station.  For the fiscal year ended December 31, 2003, other revenue consisted of late fees and default penalties on the sale of stations, extension fees paid for by Marathon Media, penalties, fees, and interest paid by Marathon Media, and miscellaneous fees, all amounting to $620,889.   The significant difference is the fiscal year ended December 31, 2003 reflects significantly more extension fees on the sale of stations to Marathon Media that did not occur in the fiscal year ended December 31, 2004.

During the fiscal year ended December 31, 2004, we had revenues from the gain on sale of radio stations of $2,189,309, an increase of 82.1% compared to revenues of $1,202,001 from the gain on sale of radio stations during the fiscal year ended December 31, 2003, primarily due to the increase in the number of station properties sold.

Our depreciation and amortization expenses for the fiscal year ended December 31, 2004 compared to the fiscal year ended December 31, 2003 increased 225% to $143,107 from $44,061, primarily due to the acquisition and build-outs of additional stations.

Our general and administrative expenses for the fiscal year ended December 31, 2004 compared to the fiscal year ended December 31, 2003 increased 73.5% to $719,606 from $414,806, primarily because of costs related to the sale of two stations, and increased audit and legal costs incurred during the fiscal year ended December 2004.

During the fiscal year ended December 31, 2004, we authorized and issued 600,000 shares of common stock valued at $600,000 as a bonus for the officers and directors of the Company. We did not have or incur any expenses from officers and directors stock bonuses for the fiscal year ended December 31, 2003.

Our expenses for salaries and personnel costs for the fiscal year ended December 31, 2004 compared to the fiscal year ended December 31, 2003 decreased 2.9% to $242,687 from $249,916 due primarily to the decrease in salaries and wages with the termination of an employee.

Our interest expense for the fiscal year ended December 31, 2004 compared to the fiscal year ended December 31, 2003 decreased 30% to $145,704 from $205,163, due to a decrease in interest bearing liabilities.

Accordingly, our net income for the fiscal year ended December 31, 2004 compared to the fiscal year ended December 31, 2003 decreased 40.2% to $582,290 from $974,309, primarily attributable to the increased expenses that we had during the fiscal year ended December 31, 2004 relating to the expensing of the equity transactions for our officers and directors.

Commitments And Contingencies

The following is a schedule of future rents payable under operating leases:

Year Ended
December 31,

2006	56,505
2007	56,505
2008	56,505
2009	56,505
2010	56,505

$ 282,224

Liquidity And Capital Resources

We have incurred cumulative losses through December 2001.   As of March 31, 2005, we had a working capital deficit of $4,810,441.  We had a net loss of $(132,039) for the three-month period ended March 31, 2005.  Net income reported at December 31, 2004 and 2003 is due to gain on sale of stations and other assets, which is our business.  In addition, as of March 31, 2005, we had only $47,003 of current cash available.  Our current cash resources are not sufficient to satisfy our cash requirements over the next 12 months.  In addition to our on-going day-to-day operating expenses, at March 31, 2005 we had total liabilities of $4,902,614, of which $4,882,944 were current liabilities as follows:

CURRENT LIABILITIES

Accounts payable	$ 268,970
Accrued liabilities	921,834
Other liabilities	75,000
Other liabilities - related party	228,221
Income tax payable	219,005
Discontinued operations	981,860
Notes payable - related parties	322,000
Notes payable	1,152,916
Accrued interest payable	712,342

Total Current Liabilities	4,882,944

LONG-TERM LIABILITY

Total Long-Term Liability	19,670

Total Liabilities	4,902,614

At March 31, 2005, we had the following accounts receivable and notes payable balances due to related parties:

Various other payables due to shareholders	$106,000

Accrued interest on payables due to shareholders ranging from 5.1% to 7.5%	67,202

Other liabilities due to the President	55,019

Related Party Balance - Net Liability	$228,221

At March 31, 2005, we had the following notes payable due to related parties:

Various notes due to shareholders, non-interest bearing, unsecured and due on demand.	$52,000

Notes due to shareholder, bearing interest at 10.00%, unsecured and due on demand.	210,000

Notes due to shareholders, bearing interest at 8.00%, unsecured and due on demand.	60,000

Total Notes Payable - related party	$322,000

Accrued interest of $293,306 is due to these related parties.

The following notes payable were outstanding at December 31, 2004:

Note payable to an individual dated November 1, 1997, bearing interest at 10.00%, due on demand, unsecured.	$63,000

Note payable to an individual dated November 1, 1997, bearing interest at 10.00%, due on demand, unsecured.	16,500

Note payable to an individual dated November 1, 1997, bearing interest at 10.00%, due on demand, unsecured.	4,028

Note payable to an individual dated November 1, 1997, bearing interest at 10.00%, due on demand, unsecured.	23,500

Note payable to an individual dated December 23, 1994, bearing interest at 10.00%, due on demand, unsecured.	10,000

Note payable to an individual dated March 3, 1995, bearing interest at 8.00%, due on demand, unsecured	75,000

Note payable to an individual dated December 4, 1996, bearing interest at 8.00%, due on demand, unsecured.	18,000

Note payable to an individual dated November 20, 1997, bearing interest at 11.00%, due on demand, unsecured.	13,000

Note payable to an individual dated October 12, 1999, bearing interest at 10.00%, due on demand, unsecured.	40,000

Note payable on a vehicle loan dated December 4, 2003, bearing interest at 2.90%, requiring monthly payments of $471, due by November 5, 2009.	25,810

Note payable to a corporation dated July 23, 2004, bearing interest at 14.75%, due July 23, 2005, secured by fixed assets.	574,500

Note payable to an individual dated December 16, 1999, bearing interest at 25.00%, due on demand, unsecured.	180,000

Total notes payable	1,043,338

Less: current maturities	(1,022,492)

Total Long-Term Debt	$ 20,846

Maturities of notes payable are as follows:

December 31, 2005	$ 1,022,492

2006	5,110

2007	5,260

2008	5,416

Thereafter	5,060

$ 1,043,338

Interest payable of $442,694 is accrued on these notes payable and is included in the accrued interest payable.

Accrued liabilities consisted of the following at December 31, 2004

Accrued payroll	$ 370,805

Accrued payroll taxes	456,468

Penalty and interest on payroll taxes	79,439

Total Accrued Liabilities	$ 906,712

Accrued interest payable consisted of the following at December 31, 2004:

Accrued interest payable to related parties on notes payable	$ 112,081

Accrued interest payable to unrelated parties on notes payable	442,694

Accrued interest payable to shareholder on notes converted to equity	143,596

Total accrued interest payable	$ 698,371

In addition to the foregoing, we will need to secure a minimum of $185,000 in funds to finance our proposed business plan in the next 12 months.  We hope to raise up to $385,000 from the net proceeds of this offering.

In order to execute our business model, we need to continue to make additional acquisitions and improvements to its broadcast operations and facilities.  Some of these acquisitions and improvements include:

o

Purchase KOGN (AM), formerly KYFO 1490kHz, Ogden, UT approved by the FCC December 6, 2004 and license modified to commercial status on February 15, 2005 requires renovation of studios, offices, tower and transmission equipment.

o

Consolidate the offices and studio facilities of KNFL (AM), 1470kHz, Tremonton, UT with KOGN (AM) 1490kHz, Ogden, UT formerly KYFO.

o

Acquire the license for the new HD Radio technology enabling each AM and FM radio station to broadcast programming digitally - a tremendous technological leap from the familiar analog broadcasts of the past. Digital broadcasting provides listeners with new wireless data services and radically improved audio quality and reception. The FCC approved HD Radio technology in 2002 and the commercial rollout of the technology began in 2003 with AM and FM radio stations around the country began digital broadcasts.

o

We have acquired options for the purchase of several new AM radio station construction permits in strategic clusters that will be developed and operated in a central location as regional profit centers.

o

We will continue to seek out, acquire, develop and operate AM and FM radio station licenses and/or permits which we determine has strategic growth potential.

Our ability to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraphs and secure additional funding sources and attaining profitable operations.

We do not have any commitments or identified sources of additional capital from third parties or from our officers, directors or majority shareholders.  Additional financing may not be available to us on favorable terms, if at all.  This offering may not raise the required funding.

Accordingly, our accountants have indicated there is substantial doubt about our ability to continue as a going concern over the next twelve months. Revenues have not been sufficient to cover its operating costs and to allow us to continue as a going concern.  Our ability to continue as a going concern is dependent upon our collecting funds due us under the Option Agreement with Lakeshore Media, LLC dated March 3, 2005 and obtaining additional capital to fund current and future operations.

Our poor financial condition could inhibit our ability to continue in business or achieve our business plan.  We are currently operating with significant current liabilities in relationship to our cash reserves.

Milestones

Milestone or Step	Expected Manner of Occurrence or Method of Achievement	Date When Step Should be Accomplished	Cost of Completion

Sell KUPA, AM1470kHz Pearl City, HI $650,000	Signed Letter of Intent on 5/24/05	2-3 months	$15,000
Sell KBET, AM790kHz Winchester (Las Vegas), NV $2,500,000	Signed Letter of Intent on 5/25/05	5-7 months	$453,00
Sell KPTO (AM) 1440KHz, Pocatello, ID & KITT (FM) 100.1MHz, Soda Springs, ID $1,500,000	Option to Purchase signed March 3, 2005	7-9 months	$45,000

DESCRIPTION OF PROPERTY

The types of properties required to support each of our radio stations include offices, studios, transmitter-tower sites. The station's studios are generally housed with its sales offices in business districts. The transmitter-tower sites are generally located so as to provide maximum signal coverage over the market area.

We lease approximately 1,500 square feet of office space for our executive offices under a three-year, renewable lease with a minority shareholder that expires on March 31, 2008 with an option to renew for an additional three (3) year period. We pay $1,100 per month for this office space.

We lease a transmitter-tower site on approximately 4.3 acres at Summit, Utah for the transmission facilities of KENT (AM) 1400kHz licensed to Parowan, UT. The lease is a year-to-year lease with options to renew annually. The lease expires May 31, 2005 and renews for another one-year period. The lease obligation is $6,000 per year or $500 per month payable monthly or annually at our option along with any city, state or county sales and privilege license tax.

We lease a transmitter-tower site on approximately 12.5 acres of land in Bear River City, Utah for KNFL (AM) under a twenty-five-year, renewable lease that expires on August 31, 2029.  The lease obligation is $2,500 per year payable monthly.  The lease obligation is subject to an adjustment after the first twelve years based on the differential of the consumer price index.

We lease a transmitter-tower site on approximately 4.5 acres in Bannock County, Idaho for KPTO (AM) under a thirty-year, renewable lease that expires on November 30, 2034.  The lease obligation is $5,000 per year payable monthly.

We have been granted an easement for a transmitter-tower site in Honolulu County, Hawaii for KUPA (AM) that, after December 31, 2004, will continue year-to-year.  We are obligated to pay $2,250 of minimum rent per month pursuant to the grant.

We do not anticipate any significant difficulties in renewing any facility leases or in leasing alternative or additional space, if required. We own substantially all of our other equipment, consisting principally of broadcast towers, antennae, transmitters, studio equipment and general office equipment.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

At March 31, 2005, we had the following notes payable due to related parties:

Various notes due to shareholders, non-interest bearing,

unsecured and due on demand.

Stephen W. Skinner - Deferred Sports Rights fees

$   29,000

Stephen W. Skinner - Broadcast equipment purchase

     23,000

Notes due to shareholder, bearing interest at

10.00%, unsecured and due on demand.

Lavon Randall - Interim loan

   210,000

Notes due to shareholders, bearing interest at

8.00%, unsecured and due on demand.

Earnest M. & Mabel P. Skinner Trust

    60,000

Total Notes Payable - related parties

$   322,000

At March 31, 2005, we had the following notes payable balances due to related parties:

Various other payables due to shareholders

Stephen W. Skinner - Interim loan

          $   53,364

Bate Family Trust

   52,636

(Balance due in Diamond Broadcasting Purchase)

Accrued interest on payables due to shareholders

ranging from 5.1% to 7.5%

Stephen W. Skinner - Interim loan

   67,202

Other liabilities due to the President

   55,019

(Temporary advance)

Related Party Balance - Net Liability                                                        $   228,221

E. Morgan Skinner, Jr. our President, Chief Executive Officer and a Director, loans us money and enters into transactions with us from time to time; however, Mr. Skinner is not under a current commitment to make any loans to, or enter into any transactions with, us.

On January 7, 2003, the Company exchanged 1,750,000 shares of our common stock at par value ($.001 per share or $1,750 plus $300,000 minus engineering and legal fees advanced by the Company to Diamond to secure the permits and licenses. The assets acquired from Diamond Broadcasting Corporation in this transaction consisted of KUPA, AM 1470kHz, Pearl City, HI; KPTO, AM Radio 1440, Inc, Pocatello, ID; KNFL, AM Radio 1470kHz, Tremonton, UT; KACE, 1350kHz, Fillmore, UT; KENT, AM 1400kHz, Parowan, UT and KBET, AM 790kHz, Winchester (Las Vegas), NV. Diamond Broadcasting was owned by the Bate Family Trust of which Jeffrey B. Bate was the Trustee. Bate is the stepson of E. Morgan Skinner, Jr., an officer and director. The Company managed the assets of Diamond Broadcasting Corporation at the direction of Bate until the broadcast licenses and permits of Diamond were purchase per the agreement dated January 7, 2003. Applications for assignment of the licenses and permits held by Diamond Broadcasting were filed with the FCC on October 24, 2004. The FCC granted the transfer of assignment to wholly own subsidiaries of the Company and the assignment consummated on December 10, 2004.

On March 31, 1998, the principal investment of Lavon Randall ("Randall") of $1,169,953 was converted into 1,101,340 shares of common stock.  At that date, we owed Randall $519,684 of accrued interest on those notes.  The accrued interest was not converted to equity.  We have agreed to make payments to Randall on the interest as consulting fees and reimbursement for certain personal expenses until the balance is paid in full. During the year ended December 31, 2003 we paid $161,469 and during the year ended December 31, 2004 we paid $71,194. The remaining balance at March 31, 2005 was $287,021.

On December 20, 2004, the Board of Directors authorized 600,000 shares of common stock valued at $1.00 per share for bonuses to our key employees.  Lavon Randall, Chairman and Director, received 250,000 shares valued at $250,000. E. Morgan Skinner, Jr., received 250,000 shares valued at $250,000, and R. Michael Bull, Principal Accounting Officer received 100,000 shares valued at $100,000.

On December 20, 2004 we authorized and completed a forward split of its outstanding common stock in a ratio of three and a half (3.5) shares for each shares of stock.  All references to common stock have been restated to show the effect of the forward split.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained.  A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resales.  Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.  We have no plans, proposals, arrangements, or understandings with any person with regard to the development of a trading market in any of our securities.

Penny Stock Considerations

Our shares will be "penny stocks" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00.  Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.  Generally, an individual with a net worth in excess of $1,000,000, or annual income exceeding $100,000 individually or $300,000 together with his or her spouse is considered an accredited investor.  In addition, under the penny stock regulations the broker-dealer is required to:

o

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commissions relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

o

Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

o

Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and

o

Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market.  These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded.  In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities.  Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

OTC Bulletin Board Considerations

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market.  NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board.  The SEC's order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards.  Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files.  The NASD cannot deny an application by a market maker to quote the stock of a company.  The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on NASDAQ.  Investors' orders may be filled at a price much different than expected when an order is placed.  Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities.  Investors do not have direct access to the bulletin board service.  For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually.  Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone.  In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders.  Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

Holders

As of the date of this registration statement, we had 53 shareholders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future.  We plan to retain any future earnings for use in our business.  Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Reports to Shareholders

As a result of this offering, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934 and will file periodic reports, proxy statements, and other information with the Securities and Exchange Commission.   We will voluntarily send an annual report to shareholders containing audited financial statements.

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 statement.  For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

EXECUTIVE COMPENSATION

The following table sets forth summary information concerning the compensation received for services rendered to us during the fiscal years ended December 31, 2004 and 2003 by our CEO.

		Annual Compensation (1)
Name & Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards (2)

E. Morgan Skinner, Jr. CEO, President, and Director	2004	$ 85,000		$250,000
	2003	$ 75,000

(1)

Does not include perquisites and other personal benefits in amounts less than 10% of the total annual salary and other compensation.

(2)

On December 20, 2004, the Board of Directors authorized common stock valued at $1.00 per share as a bonus E. Morgan Skinner, Jr. received 250,000 shares valued at $250,000.

Except as set forth in footnotes (1) and (2), the compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officer.  There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Options

Legacy Communication Corporation 1998 Stock Option Plan

All officers, directors, employees and consultants are eligible to participate in the Plan.  The total number of shares of stock hereby made available and reserved for issuance under the Plan is 3,500,000, subject to adjustment as provided in the Plan. The Plan shall be in effect until December 31, 2009 unless extended by our shareholders. Any options outstanding at the end of said period shall remain in effect in accordance with their terms.

There are no Options that have been granted as of March 31, 2005.

The following terms and conditions shall apply to options granted under the Plan:

The option shall be exercisable to purchase stock for a period of ten years from the date of grant.

Unless an option is terminated as provided hereunder, an Optionee may exercise his option based on the Optionee's number of years of continuous service from the date on which the option is granted.

After one (1) year of continuous services, the Optionee may purchase up to 50% of the shares of stock subject to the option;

After two (2) years of continuous services, the Optionee may purchase the remaining 50% of the shares of stock subject to the option.

Options granted pursuant to this Plan may have an option price that is less than the Fair Market Value, as defined in the Plan, of the stock on the date the option is granted.

Each option shall expire at such time as the Board shall determine, provided, however, that no option shall be exercisable later than ten years from the date of its grant.

Payment for all shares of stock shall be made at the time that an option.

The options contain provisions for early exercise in case of death or disability, termination not for cause and termination for cause.

Board Compensation

Members of our Board of Directors do not receive cash compensation for their services as Directors, although some Directors are reimbursed for reasonable expenses incurred in attending Board or committee meetings. Jeffrey B. Bate receives stock compensation of 25,000 shares of common stock annually.

INTEREST OF NAMED EXPERTS

Our financial statements for the fiscal years ending December 31, 2004 and 2003 included in this prospectus have been so included in reliance on the report HJ & Associates, LLC, independent auditors, given on that firm's authority as experts in auditing and accounting.

The legality of the shares offered under this registration statement is being passed upon by Williams Law Group, P.A., Tampa, Florida.  Michael T. Williams, principal of Williams Law Group, P.A., received 20,000 shares of stock of Public Company Management Corporation, our consultant, in connection with the offering.

FINANCIAL STATEMENTS

LEGACY COMMUNICATIONS CORPORATION

AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Legacy Communications Corporation and Subsidiaries

St. George, Utah

We have audited the accompanying consolidated balance sheet of Legacy Communications Corporation and Subsidiaries as of December 31, 2004, and the related consolidated statements of income, stockholders' equity (deficit) and cash flows for the years ended December 31, 2004 and 2003.  These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Legacy Communications Corporation and Subsidiaries as of December 31, 2004, and the results of their operations and their cash flows for the years ended December 31, 2004 and 2003 in conformity with United States generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 14 to the consolidated financial statements, the Company has a working capital deficit as well as a deficit in stockholders equity, which raises substantial doubt about its ability to continue as a going concern.  Management's plans in regard to these matters are also described in Note 14.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

HJ & Associates, LLC

Salt Lake City, Utah

April 21, 2005

F1

LEGACY COMMUNICATIONS CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheet

ASSETS

December 31,
2004

CURRENT ASSETS

Cash	$ 23,760
Escrow deposit	25,000
Prepaid expenses	2,034

Total Current Assets	50,794

PROPERTY AND EQUIPMENT - NET (Notes 2 and 3)	1,041,604

OTHER ASSETS

Deposits	10,560
Deferred tax asset (Note 2)	359,000
Construction in progress (Note 3)	171,786

Total Other Assets	541,346

TOTAL ASSETS	$ 1,633,744

The accompanying notes are an integral part of these consolidated financial statements.

F2

LEGACY COMMUNICATIONS CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheet (Continued)

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

December 31,
2004

CURRENT LIABILITIES

Accounts payable	$ 281,451
Accrued liabilities (Note 7)	906,712
Other liabilities	67,272
Other liabilities - related party (Note 4)	184,407
Income tax payable (Note 2)	219,005
Discontinued operations (Note 9)	981,860
Notes payable - related parties (Note 5)	322,000
Notes payable (Note 6)	1,022,492
Accrued interest payable (Note 8)	698,371

Total Current Liabilities	4,683,570

LONG-TERM LIABILITY

Notes payable (Note 6)	20,846

Total Long-Term Liability	20,846

Total Liabilities	4,704,416

COMMITMENTS AND CONTINGENCIES (Note 13)

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock; 5,000,000 shares authorized at $0.001 par value, no shares outstanding
-
Common stock, 50,000,000 shares authorized at $0.001 par value, 17,174,172 shares issued and outstanding
17,174
Additional paid-in capital	4,765,675
Deferred consulting services (Note 10)	(225,050)
Accumulated deficit	(7,628,471)

Total Stockholders' Equity (Deficit)	(3,070,672)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$ 1,633,744

The accompanying notes are an integral part of these consolidated financial statements.

F3

LEGACY COMMUNICATIONS CORPORATION AND SUBSIDIARIES

Consolidated Statements of Income

	For the Years Ended December 31,

	2004	2003

REVENUE
Broadcasting	$ -	$ 5,365
Management fees	15,000	60,000
Other revenue (Note 11)	89,090	620,889
Gain on sale of stations (Note 12)	2,189,309	1,202,001

Total Revenue	2,293,399	1,888,255

EXPENSES

Depreciation and amortization	143,107	44,061
General and administrative	719,606	414,806
Officers and directors stock bonus	600,000	-
Salaries and personnel costs	242,687	249,916

Total Expenses	1,705,400	708,783

INCOME FROM OPERATIONS	587,999	1,179,472

OTHER EXPENSE

Interest expense	(145,704)	(205,163)

Total Other Expense	(145,704)	(205,163)

INCOME BEFORE INCOME TAXES	442,295	974,309

Income tax (Note 2)	139,995	-

NET INCOME	$ 582,290	$ 974,309

BASIC AND FULLY DILUTED
EARNINGS PER SHARE	$ 0.04	$ 0.07

WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING	14,652,314	14,488,933

The accompanying notes are an integral part of these consolidated financial statements.

F4

LEGACY COMMUNICATIONS CORPORATION AND SUBSIDIARIES

Consolidated Statements of Stockholders' Equity (Deficit)

			Additional	Deferred
	Common Stock		Paid-in	Consulting	Accumulated
	Shares	Amount	Capital	Services	Deficit

Balance, December 31, 2002	12,824,172	$ 12,824	$ 3,719,464	-	$ (9,185,070)

Issuance of common stock for Diamond Broadcasting at $0.001 per share, January 9, 2003 (Note 10)	1,750,000	1,750	(1,250)	-	-

Net income for the year ended December 31, 2003	-	-	-	-	974,309

Balance, December 31, 2003	14,574,172	14,574	3,718,214	-	(8,210,761)

Common stock issued to officers and directors for bonus	2,100,000	2,100	597,900	-	-

Common stock issued for
deferred consulting services	500,000	500	309,500	(310,00)	-

Amortization of deferred
consulting services	-	-	-	84,950	-

Contribution of accrued back
payroll by officers	-
		-	140,061	-	-
Net income for the year ended
December 31, 2004	-	-	-	-	582,290

Balance, December 31, 2004	17,174,172	$ 17,174	$ 4,765,675	$ (225,050)	$ (7,628,71)

The accompanying notes are an integral part of these consolidated financial statements.

F4

LEGACY COMMUNICATIONS CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

	For the Years Ended December 31,

	2004	2003

CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$ 582,290	$ 974,309
Adjustments to reconcile net loss to net cash
used by operating activities:
Depreciation and amortization	143,107	44,061
Gain on sale of stations	(2,189,309)	(1,202,001)
Common stock issued for wholly owned subsidiary	-	500
Amortization of deferred consulting services	84,950	-
Shares issued for bonuses	600,000	-
Changes in assets and liabilities:
(Increase) decrease in accounts and other receivables	310,000	385,323
(Increase) decrease in prepaid expenses	(949)	1,711
(Increase) decrease in deposits/other assets	(10,560)	1,490
(Increase) in deferred tax asset	(359,000)	-
Increase (decrease) in accounts payable	(132,456)	(44,777)
Increase (decrease) in accrued expenses	311,318	(6,501)
Increase in income tax payable	219,005	-
Increase (decrease) in accrued interest payable	(11,517)	66,375
Increase (decrease) in other liabilities	(1,587,894)	(692,506)

Net Cash (Used) by Operating Activities	(2,041,015)	(472,016)

CASH FLOWS FROM INVESTING ACTIVITIES:

Proceeds from sale of fixed assets	2,259,500	1,277,000
Purchase of fixed assets	(757,637)	(44,753)

Net Cash Provided by Investing Activities	1,501,863	1,232,247

CASH FLOWS FROM FINANCING ACTIVITIES:

Repayment of notes payable	(208,642)	(809,565)
Repayment of notes payable - related parties	(45,040)	-
Proceeds from notes payable - related parties	60,000	-
Proceeds from notes payable	734,500	56,853

Net Cash Provided (Used) by Financing Activities	540,818	(752,712)

INCREASE IN CASH	1,666	7,519

CASH AT BEGINNING OF PERIOD	22,094	14,575

CASH AT END OF PERIOD	$ 23,760	$ 22,094

The accompanying notes are an integral part of these consolidated financial statements.

F5

LEGACY COMMUNICATIONS CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows (Continued)

For the Years Ended December 31,

	2004	2003

SUPPLEMENTAL DISCLOSURES OF NON CASH INVESTING AND FINANCING ACTIVITIES:

Common stock issued for wholly owned subsidiary	$ -	$ 500
Common stock issued for services and bonus	$ 600,000	$ -
Common stock issued for deferred consulting expense	$ 310,000	$ -
Contribution of accrued back payroll by officers	$ 140,062	$ -

CASH PAID FOR:

Interest	$ 72,423	$ 83,544
Income taxes

The accompanying notes are an integral part of these consolidated financial statements.

F6

LEGACY COMMUNICATIONS CORPORATION AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

December 31, 2004 and 2003

NOTE 1 - COMPANY ORGANIZATION AND BUSINESS ACTIVITY

On September 23, 1997, Legacy Communications Corporation (Legacy) was established as a Nevada corporation.  The Company's primary business activities include buying, developing, operating and selling radio stations and auxiliary services.

Subsidiaries

As of December 31, 2004, the following were wholly-owned subsidiaries:

o

AM Radio 790, Inc., a Utah corporation and permittee of KBET (AM), Winchester, NV.

o

AM Radio 1370, Inc., a Utah corporation and licensee of KUPA (AM), Pearl City, HI.

o

AM Radio 1440, Inc., a Utah corporation and permittee of KPTO (AM), Pocatello, ID.

o

AM Radio 1470, Inc., a Utah corporation and permittee of KNFL (AM), Tremonton, UT.

o

AM Radio 1490, Inc., a Utah corporation and applicant for the assignment of KYFO (AM), Ogden, UT.

o

Americast Media Corporation, a Utah corporation and applicant for construction permits of new AM Radio Stations serving the communities of Inkom, ID, Middletown, ID, Beaver, UT, Santa Clara, UT, and Mililani, HI.

o

Diamond Broadcasting Corporation, a Utah corporation and leaseholder of an AM radio transmitter-tower site located in Mililani, HI.

o

Diamond Media, LLC, a Utah limited-liability company and option holder of construction permit applications for new AM Radio Stations with service to Beatty, NV, Bishop, CA, Hawthorne, NV, and Tonopah, NV.

o

Sunset Communications Corporation, a Utah corporation and leaseholder of a Multi-User Communications tower site at Sunset Peak in the Fish Lake National Forest of Central Utah.

o

Tri-State Media Corporation, a Utah corporation and licensee of KITT (FM), Soda Springs, ID.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Legacy Communications Corporation and subsidiaries is presented to assist in understanding the Company's financial statements.  The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity.  These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

a.  Accounting Method

The Company's financial statements are prepared using the accrual method of accounting.  The Company has elected a December 31 year-end.

F7

LEGACY COMMUNICATIONS CORPORATION AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

December 31, 2004 and 2003

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

b.  Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

c. Basic Earnings Per Share

The computation of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period. There are no dilutive instruments outstanding at December 31, 2004 or 2003.

December 31,

2004

2003

Numerator - Income                                                        $    582,290        $    974,309

Denominator -

    weighted average shares outstanding                             14,652,314           14,488,933

Basic earnings per share                                                      $    0.04               $    0.07

d.  Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

e.  Provision for Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely that not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

At December 31, 2004, it was determined that the deferred tax asset which in prior years carried a valuation allowance should be recorded for tax timing differences in the amount of $359,000.  This determination was based primarily on the improvement in the Company's net income over the past two fiscal years, particularly during 2004.

F8

LEGACY COMMUNICATIONS CORPORATION AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

December 31, 2004 and 2003

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

e.  Provision for Taxes (continued)

Accordingly, management believes that it is more likely than not that the Company will generate sufficient taxable income to realize these future tax benefits.  The changes in the valuation allowance resulted in the recording of an income tax benefit of $139,995.  If the Company is unable to generate sufficient taxable income in the future, increases in the valuation allowance will be required through a charge to expense.

The provision (benefit) for income taxes for the years ended December 31, 2004 and 2003 consist of the following:

2004

2003

Federal:

    Current                                                                         $    159,340                $    -

    Deferred                                                                                      -                      -

State:

  Current                                                                                  59,665                      -

  Deferred                                                                                        -                      -

                                                                                           $ 219,005                   $ -

Net deferred tax assets consist of the following components as of December 31, 2004 and 2003:

2004

2003

Deferred tax assets:

NOL Carryover                                                                           $ -             $ 259,300

Accrued Expenses                                                                353,600                384,200

Depreciation                                                                             5,400                         -

Deferred tax liabilities

  Depreciation                                                                                -                (102,100)

Valuation allowance                                                                                        (541,400)

Net deferred tax asset                                                     $    359,000                     $    -

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate of 39% to pretax income from continuing operations for the years ended December 31, 2004 and 2003 due to the following:

F9

LEGACY COMMUNICATIONS CORPORATION AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

December 31, 2004 and 2003

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

e.  Provision for Taxes (continued)

                                                                                                2004            2003

Book Income                                                                    $    172,495    $    379,980

Gain/Loss Sale of Assets                                                          (4,585)           13,660

NOL Utilization                                                                    (259,300)        (415,660)

Other                                                                                             -                     -

Change in valuation account                                                   (48,605)            22,020

                                                                                     $    (139,995)             $    -

f.  Property and Equipment

Property and equipment are recorded at cost.  Major additions and improvements are capitalized. Minor replacements, maintenance and repairs that do not increase the useful life of the assets are expensed as incurred.  Depreciation of property and equipment is determined using the straight-line method over the expected useful lives of the assets as follows:

Description	Useful Lives

Office and studio equipment	5 years
FCC Licenses	5 - 8 years
Vehicles	5 years
Tower	20 years
Lease improvements	15 years or life of the lease

g.  Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred.  Advertising expense for the years ended December 31, 2004 and 2003 was $1,776 and $0.00, respectively.

F10

LEGACY COMMUNICATIONS CORPORATION AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

December 31, 2004 and 2003

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

h.  Newly Issued Accounting Pronouncements

During the year ended December 31, 2004, the Company adopted the following accounting pronouncements:

On December 16, 2004 the FASB issued SFAS No. 123(R), Share-Based Payment, which is an amendment to SFAS No. 123, Accounting for Stock-Based Compensation.  This new standard eliminates the ability to account for share-based compensation transactions using Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and generally requires such transactions to be accounted for using a fair-value-based method and the resulting cost recognized in our financial statements.  This new standard is effective for awards that are granted, modified or settled in cash in interim and annual periods beginning after June 16, 2005.  In addition, this new standard will apply to unvested options granted prior to the effective date.  We will adopt this new standard effective for the fourth fiscal quarter of 2005, and have not yet determined what impact this standard will have on our financial position or results of operations.

In December 2004, the FASB issued SFAS No.153, Exchange of Nonmonetary Assets. This Statement addresses the measurement of exchanges of Nonmonetary assets. The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of Nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement amends Opinion 29 to eliminate the exception for Nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of Nonmonetary assets that do not have commercial substance. A nonmonetrary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This Statement is effective for financial statements for fiscal years beginning after June 16, 2005. Earlier application is permitted for nonmonetary asset exchanges incurred during fiscal years beginning after the date of this statement is issued.  Management believes the adoption of this Statement will have no impact on the financial statements of the Company.

The implementation of the provisions of these pronouncements is not expected to have a significant effect on the Company's consolidated financial statement presentation.

i.  Equity Securities

Equity securities issued for services rendered have been accounted for at the more readily determinable value of the common stock given up or the value of the services, which were received.

F11

LEGACY COMMUNICATIONS CORPORATION AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

December 31, 2004 and 2003

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

j.

Preferred Stock

The Company has authorized 5,000,000 shares of preferred stock.  No shares were outstanding at December 31, 2004.  The board of directors will determine the rights and preferences of the preferred stock at the time of issuances.

k.  Revenue Recognition

The Company recognizes revenue from the radio stations after the advertising spots are played and when the services are billed to the customer.  The Company recognizes revenue for providing management related services to other radio stations when the services have been performed, the amount is known and collection is reasonably assured. The Company recognizes revenue from the sale of stations when the sale has been completed and approved by the FCC.  (Notes 11,12)

NOTE 3 - PROPERTY AND EQUIPMENT

As of December 31, 2004 the Company had construction in progress of $171,786.  These are capitalized expenditures for future radio stations for which broadcast license applications have been filed with the FCC.  Property and equipment at December 31, 2004 consisted of the following:

Office and studio equipment

$

57,662

Vehicles

33,130

Transmitter site equipment

114,312

Towers

110,090

Buildings

40,950

Leasehold improvements

14,848

FCC Licenses

812,491

Total

1,183,483

Less accumulated depreciation and amortization

(141,879)

Property and Equipment - Net                                                       $  1,041,604

Depreciation and amortization expense for the years ended December 31, 2004 and 2003 was $143,107 and $44,061, respectively.

F12

LEGACY COMMUNICATIONS CORPORATION AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

December 31, 2004 and 2003

NOTE 4 - RELATED PARTY BALANCES

At December 31, 2004, the Company had the following accounts receivable and notes payable balances due to related parties:

Various other payables due to shareholders

$

106,000

Accrued interest on payables due to shareholders

   ranging from 5.1% to 7.5%

65,624

Other liabilities due to the President

12,783

Related Party Balance - Net Liability

     $    184,407

NOTE 5 -NOTES PAYABLE - RELATED PARTIES

At December 31, 2004, the Company had the following notes payable due to related parties:

Various notes due to shareholders, non-interest bearing,

unsecured and due on demand.

$

52,000

Notes due to shareholder, bearing interest at

10.00%, unsecured and due on demand.

210,000

Notes due to shareholders, bearing interest at

8.00%, unsecured and due on demand.

60,000

Total Notes Payable - related party

      $   322,000

Accrued interest of $293,306 is due to these related parties and is recorded in the accrued interest payable (Note 8).

NOTE 6 - NOTES PAYABLE

The following notes payable were outstanding at December 31, 2004:

Note payable to an individual dated November 1, 1997,

bearing interest at 10.00%, due on demand, unsecured.

$

63,000

Note payable to an individual dated November 1, 1997,

bearing interest at 10.00%, due on demand, unsecured.

16,500

Note payable to an individual dated November 1, 1997,

bearing interest at 10.00%, due on demand, unsecured.

4,028

Note payable to an individual dated November 1, 1997,

bearing interest at 10.00%, due on demand, unsecured.

23,500

F13

LEGACY COMMUNICATIONS CORPORATION AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

December 31, 2004 and 2003

NOTE 6 - NOTES PAYABLE (Continued)

Note payable to an individual dated December 23, 1994,

bearing interest at 10.00%, due on demand, unsecured.

10,000

Note payable to an individual dated March 3, 1995,

 bearing interest at 8.00%, due on demand, unsecured

75,000

Note payable to an individual dated December 4, 1996,

 bearing interest at 8.00%, due on demand, unsecured.

18,000

Note payable to an individual dated November 20, 1997,

 bearing interest at 11.00%, due on demand, unsecured.

13,000

Balance forward

    $     223,028

Note payable to an individual dated October 12, 1999,

bearing interest at 10.00%, due on demand, unsecured.

40,000

Note payable on a vehicle loan dated December 4, 2003,

bearing interest at 2.90%, requiring monthly payments of

 $471, due by November 5, 2009.

25,810

Note payable to a corporation dated July 23, 2004,

 bearing interest at 14.75%, due July 23, 2005, secured

 by fixed assets.

574,500

Note payable to an individual dated December 16, 1999,

bearing interest at 25.00%, due on demand, unsecured.

180,000

Total notes payable

1,043,338

Less: current maturities

  (1,022,492)

Total Long-Term Debt

          $      20,846

Maturities of notes payable are as follows:

December 31, 2005

$

1,022,492

2006

5,110

2007

5,260

2008

5,416

Thereafter

5,060

      $       1,043,338

Interest payable of $442,694 is accrued on these notes payable and is included in the accrued interest payable (Note 8).

F14

LEGACY COMMUNICATIONS CORPORATION AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

December 31, 2004 and 2003

NOTE 7 - ACCRUED LIABILITIES

Accrued liabilities consisted of the following at December 31, 2004

Accrued payroll

$

370,805

Accrued payroll taxes

456,468

Penalty and interest on payroll taxes

79,439

     Total Accrued Liabilities

 $         906,712

NOTE 8 - ACCRUED INTEREST PAYABLE

Accrued interest payable consisted of the following at December 31, 2004:

Accrued interest payable to related parties on notes payable

$

112,081

Accrued interest payable to unrelated parties on notes payable

442,694

Accrued interest payable to shareholder on notes converted to  equity

143,596

Total accrued interest payable

 $           698,371

On March 31, 1998, the principal investment of Lavon Randall ("Randall") of $1,169,953 was converted into 1,101,340 shares of common stock.  At that date, the Company owed Randall $519,684 of accrued interest on those notes.  The accrued interest was not converted to equity.  The Company has agreed to make payments to Randall on the interest in consulting fees and reimbursement for certain personal expenses until the balance is paid in full. During the year ended December 31, 2003 the Company paid $161,469 and during the year ended December 31, 2004 the Company paid $71,194. The remaining balance due Randall at December 31, 2004 was $181,225.

NOTE 9 - DISCONTINUED OPERATIONS

In 1999, the Company along with Lyman Dayton agreed to film the remake of the motion picture "Where the Red Fern Grows".  Production began in August 1999 and ran through November 1999.  The production costs ran over budget resulting in the cancellation of the film production.  The remake was never completed.  Red Fern Productions filed a Chapter 11 bankruptcy on November 3, 2000 and then a Chapter 11 to Chapter 7 conversion on June 9, 2001 with a liability balance of $1,795,319.  The assets from the film production were sold on March 28, 2002 for $975,000.  The Chapter 7 trustee is holding proceeds in the amount of $29,039.  The remaining proceeds were used first to pay prior and current year bankruptcy expenses and then the original liability.  As of the date of this audit report the bankruptcy has not been finalized.

Net liability of discontinued operations:

$   981,860

F15

LEGACY COMMUNICATIONS CORPORATION AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

December 31, 2004 and 2003

NOTE 10 - EQUITY TRANSACTIONS

During December 2004 year the Company authorized and issued 600,000 shares forward split to 2,100,000 shares of common stock valued at $600,000 as a bonus for the officers and directors of the Company.

On December 20, 2004 the Company authorized and completed a forward split of its outstanding common stock in a ratio of three and a half (3.5) shares for each shares of stock.  All references to common stock have been restated to show the effect of the forward split.

During the 2004 year the Company entered into a consulting and advisory service contract in conjunction with the development of a federally registered securities registration package for the sale, to the public, of the securities of the Company.  As compensation for these services the Company is to pay $75,000 in cash and issue 500,000 shares of common stock valued at $310,000.  The Company has recognized a deferred consulting fee of $225,050 for services to be performed in the near future.

On January 7, 2003, the Company exchanged 1,750,000 shares of its common stock at par value ($0.001) in acquisition of the assets of Diamond Broadcasting Corporation, which had been managed by the Company. Diamond Broadcasting was owned by the Bate Family Trust of which Jeffrey B. Bate, the stepson of an officer and director of the Company was the Trustee. The stock issuance was valued at $0.001, which represents the predecessor cost of the acquisition.

NOTE 11 - OTHER REVENUE

Other revenue consisted of the following at December 31, 2004 and 2003, respectively:

Penalty, fees, and interest paid by Marathon Media

 $           89,090

Total other revenue at December 31, 2004                                $            89,089

Late fees and penalties on the sale of stations

 $

310,000

Extension fees paid for by Marathon Media

160,175

Penalty, fees, and interest paid by Marathon Media

136,831

Miscellaneous

13,883

Total other revenue at December 31, 2003

 $         620,889

F16

LEGACY COMMUNICATIONS CORPORATION AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

December 31, 2004 and 2003

NOTE 12 - GAIN ON SALE OF STATIONS AND OTHER ASSETS

Gain on sale of stations and other assets consisted of the following at December 31, 2004 and 2003, respectively:

Net gain on sale of AM Radio 1170, Inc. station

$

441,698

Net gain on sale of AM Radio 1450, Inc. station

540,561

Net gain on sale of FM Radio 99.9, Inc. station

1,200,000

Net gain on sale of other assets

7,050

Total net gain on sale of stations at December 31, 2004

 $       2,189,309

Net gain on sale of FM Radio 95.7, Inc. station

 $

 1,198,861

Net gain on sale of other assets

3,140

Total net gain on sale of stations at December 31, 2003

 $       1,202,001

NOTE 13 - COMMITMENTS AND CONTINGENCIES

Rental Obligations

The following is a schedule of future rents payable under operating leases:

 Year Ended

December 31,

      2005

$

56,205

      2006

56,505

      2007

56,505

      2008

56,505

      2009

56,505

 $         282,224

Rent and facility maintenance expense for the years ended December 31, 2004 and 2003 was $37,949 and $39,827, respectively.

Legal Proceedings

The Company currently, and from time to time, is involved in litigation incidental to the conduct of its business.  The Company is not party to any lawsuit or preceding which in the opinion of management, is likely to have a material adverse effect on it.

F17

LEGACY COMMUNICATIONS CORPORATION AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

December 31, 2004 and 2003

NOTE 14 - GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has incurred cumulative losses through December 2001, and has a working capital deficit at December 31, 2004.  Net income reported at December 31, 2004 and 2003 is due to gain on sale of assets.  Revenues have not been sufficient to cover its operating costs and to allow it to continue as a going concern.  The ability of the Company to continue as a going concern is dependent upon the Company to collect funds due the Company under the Option Agreement with Lakeshore Media, LLC dated March 3, 2005 and obtaining additional capital to fund current and future operations.

In order to execute the Company's business model, it needs to continue to make additional acquisitions and improvements to its broadcast operations and facilities.  Some of these acquisitions and improvements include:

o

Purchase KYFO (AM) 1490kHz, Ogden, UT approved by the FCC December 6, 2004 and renovated station's studios, offices and transmission equipment.

o

Consolidate the offices and studio facilities of KNFL (AM), 1470kHz, Tremonton, UT with KOGN (AM) 1490kHz, Ogden, UT formerly KYFO (AM).

o

Acquire the license for the new HD Radio technology enabling each AM and FM radio station to broadcast programming digitally - a tremendous technological leap from the familiar analog broadcasts of the past. Digital broadcasting provides listeners with new wireless data services and radically improved audio quality and reception. The FCC approved HD Radio technology in 2002 and the commercial rollout of the technology began in 2003 with AM and FM radio stations around the country began digital broadcasts.

o

The Company has acquired options for the purchase of several new AM radio station construction permits in strategic clusters that will be developed and operated in a central location as regional profit centers.

o

The Company will continue to seek out, acquire, develop and operate AM and FM radio station licenses and/or permits which the Company determines has strategic growth potential.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraphs and secure additional funding sources and attaining profitable operations.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

F18

LEGACY COMMUNICATIONS CORPORATION AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

December 31, 2004 and 2003

NOTE 15 - SUBSEQUENT EVENTS

The following is a list of material subsequent events:

The Company entered into a one-year Option Agreement on March 3, 2005 for the sale of all of the assets of AM Radio 1440, Inc. permittee of KPTO (AM), 1440kHz, Pocatello, ID and Tri-State Media Corporation licensee of KITT (FM), 100.1MHz, Soda Springs, ID to Lakeshore Media, LLC, a subsidiary of Marathon Media, LLC, in Chicago, IL. The Option Agreement required an upfront option fee of $300,000 plus a monthly option fee of $8,000. Lakeshore can exercise the option to purchase the assets anytime during the twelve (12) month period, which began on March 3, 2005. When Lakeshore Media exercises its option to purchase, Lakeshore will pay the Company an additional $1,200,000 at closing. In the event of default by Lakeshore, the Company retains all of the option fees as liquidated damages.

The Company borrowed $365,500 from US Capital, Inc. for the acquisition and upgrades of Tri-State Media Corporation licensee of KITT (FM), 100.1 MHz, Soda Springs, Idaho on July 23, 2004 and modified the loan increasing the borrowed amount by an additional $209,000 on September 23, 2004 to fund the completion of Radio Station KNFL (AM), 1470kHz, Tremonton, Utah.  The Company increased the amount of the loan by an additional $130,500 on March 14, 2005 for funds to complete the construction of Radio station KPTO (AM), 1440kHz, Pocatello, Idaho. The total amount borrowed is $705,000.

F19

LEGACY COMMUNICATIONS CORPORATION

AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2005

LEGACY COMMUNICATIONS CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheet

(Unaudited)

ASSETS

March 31,
2005

CURRENT ASSETS

Cash	$ 47,003
Escrow deposit	25,000
Prepaid expenses	500

Total Current Assets	72,503

PROPERTY AND EQUIPMENT - NET	965,202

OTHER ASSETS

Deposits	10,560
Deferred tax asset	359,000
Construction in progress	292,638

Total Other Assets	662,198

TOTAL ASSETS	$ 1,699,903

The accompanying notes are an integral part of these consolidated financial statements.

F1

LEGACY COMMUNICATIONS CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheet (Continued)

(Unaudited)

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

March 31,
2005

CURRENT LIABILITIES

Accounts payable	$ 268,970
Accrued liabilities	921,834
Other liabilities	75,796
Other liabilities - related party	228,221
Income tax payable	219,005
Discontinued operations	981,860
Notes payable - related parties	322,000
Notes payable	1,152,916
Accrued interest payable	712,342

Total Current Liabilities	4,882,944

LONG-TERM LIABILITY

Notes payable	19,670

Total Long-Term Liability	19,670

Total Liabilities	4,902,614

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock; 5,000,000 shares authorized at $0.001 par value,
no shares outstanding	-
Common stock, 50,000,000 shares authorized at $0.001 par value,
17,174,172 shares issued and outstanding	17,174
Additional paid-in capital	4,765,675
Deferred consulting services	(225,050)
Accumulated deficit	(7,760,510)

Total Stockholders' Equity (Deficit)	(3,202,711)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$ 1,699,903

The accompanying notes are an integral part of these consolidated financial statements.

F2

LEGACY COMMUNICATIONS CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended
	March 31,
	2005	2004

REVENUE
Broadcasting	$ -	$ -
Management fees	-	10,000
Other revenue	107,474	44,541
Gain on sale of stations	-	-

Total Revenue	107,474	54,541

EXPENSES

Depreciation and amortization	66,782	8,953
General and administrative	70,555	172,565
Salaries and personnel costs	54,026	47,582

Total Expenses	191,363	229,100

LOSS FROM OPERATIONS	(83,889)	(174,559)

OTHER EXPENSE

Interest expense	(48,150)	(33,054)

Total Other Expense	(48,150)	(33,054)

LOSS BEFORE INCOME TAXES	(132,039)	(207,613)

Income tax	-	-

NET LOSS	$ (132,039)	$ (207,613)

BASIC AND FULLY DILUTED
EARNINGS PER SHARE	$ (0.01)	$ (0.01)

WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING	17,174,172	14,574,172

The accompanying notes are an integral part of these consolidated financial statements.

F3

LEGACY COMMUNICATIONS CORPORATION AND SUBSIDIARIES

Consolidated Statements of Stockholders' Equity (Deficit)

(Unaudited)

			Additional	Deferred
	Common Stock		Paid-in	Consulting	Accumulated
	Shares	Amount	Capital	Services	Deficit

Balance, December 31, 2003	14,574,172	14,574	3,718,214	-	(8,210,761)

Common stock issued to officers
and directors for bonus	2,100,000	2,100	597,900	-	-

Common stock issued for
deferred consulting services	500,000	500	309,500	(310,000)	-

Amortization of deferred
consulting services	-	-	-	84,950	-

Contribution of accrued back
payroll by officers	-	-	140,061	-	-

Net income for the year ended
December 31, 2004	-	-	-	-	582,290

Balance, December 31, 2004	17,174,172	17,174	4,765,675	(225,050)	(7,628,471)

Net loss for the three months
Ended March 31, 2005	-	-	-	-	(132,039)

Balance, March 31, 2005	17,174,172	$ 17,174	$ 4,765,675	$ (225,050)	$ (7,760,510)

The accompanying notes are an integral part of these consolidated financial statements.

F4

LEGACY COMMUNICATIONS CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

	For the Three Months Ended
	March 31,
	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$ (132,039)	$ (207,613)
Adjustments to reconcile net loss to net cash
used by operating activities:
Depreciation and amortization	66,782	8,953
Changes in assets and liabilities:
(Increase) decrease in accounts and other receivables	1,534	4,808
(Increase) decrease in prepaid expenses	-	1,085
(Increase) decrease in deposits/other assets	-	(171)
Increase (decrease) in accounts payable	24,714	(59,049)
Increase (decrease) in accrued expenses	(22,074)	74,499
Increase (decrease) in accrued interest payable	13,972	24,539
Increase (decrease) in other liabilities	52,338	83,435

Net Cash Provided (Used) by Operating Activities	5,227	(69,514)

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchase of fixed assets	(111,231)	(25,092)

Net Cash Used by Investing Activities	(111,231)	(25,092)

CASH FLOWS FROM FINANCING ACTIVITIES:

Repayment of notes payable	(1,253)	(1,204)

Proceeds from notes payable	130,500	100,000

Net Cash Provided by Financing Activities	129,247	98,796

INCREASE IN CASH	23,243	4,190

CASH AT BEGINNING OF PERIOD	23,760	22,094

CASH AT END OF PERIOD	$ 47,003	$ 26,284

The accompanying notes are an integral part of these consolidated financial statements.

F5

LEGACY COMMUNICATIONS CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows (Continued)

(Unaudited)

	For the Three Months Ended
	March 31,
	2005	2004

SUPPLEMENTAL DISCLOSURES OF NON CASH
INVESTING AND FINANCING ACTIVITIES:

CASH PAID FOR:

Interest	$ 34,179	$ 8,515
Income taxes	$ -	$ -

The accompanying notes are an integral part of these consolidated financial statements.

F6

LEGACY COMMUNICATIONS CORPORATION AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

March 31, 2005

NOTE 1 - BASIS OF FINANCIAL STATEMENT PRESENTATION

The accompanying unaudited financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted in accordance with such rules and regulations.  The information furnished in the interim financial statements include normal recurring adjustments and reflects all adjustments, which, in the opinion of management, are necessary for a fair presentation of such financial statements.  Although management believes the disclosures and information presented are adequate to make the information not misleading, it is suggested that these interim condensed financial statements be read in conjunction with the Company's most recent audited financial statements and notes thereto included in its December 31, 2004 Annual Report.  Operating results for the three months ended March 31, 2005 are not necessarily indicative of the results that may be expected for the year ending December 31, 2005.

NOTE 2 -  RELATED PARTY BALANCES

At March 31, 2005, the Company had the following notes payable balances due to related parties:

Various other payables due to shareholders

$

106,000

Accrued interest on payables due to shareholders

   ranging from 5.1% to 7.5%

67,202

Other liabilities due to the President

55,019

Related Party Balance - Net Liability

 $        228,221

NOTE 3 - NOTES PAYABLE - RELATED PARTIES

At March 31, 2005, the Company had the following notes payable due to related parties:

Various notes due to shareholders, non-interest bearing,

unsecured and due on demand.

$

52,000

Notes due to shareholder, bearing interest at

10.00%, unsecured and due on demand.

210,000

Notes due to shareholders, bearing interest at

8.00%, unsecured and due on demand.

60,000

Total Notes Payable - related party

 $        322,000

Accrued interest of $117,482 is due to these related parties and is recorded in the accrued interest payable.

F7

LEGACY COMMUNICATIONS CORPORATION AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

March 31, 2005

NOTE 4 - GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has incurred cumulative losses through December 2001, and has a working capital deficit at March 31, 2005.  Net income reported at December 31, 2004 and 2003 is due to gain on sale of stations and other assets, which is our business.  Revenues have not been sufficient to cover its operating costs and to allow it to continue as a going concern.

In order to execute the Company's business model, it needs to continue to make additional acquisitions and improvements to its broadcast operations and facilities.  Some of these acquisitions and improvements include:

o

Purchase KYFO (AM) 1490kHz, Ogden, UT approved by the FCC December 6, 2004 and renovating the stations' offices and studios, tower and transmitting equipment.

o

Consolidate the offices and studio facilities of KNFL (AM), 1470kHz, Tremonton, UT with KOGN (AM) 1490kHz, Ogden, UT formerly KYFO (AM).

o

Acquire the license for the new HD Radio technology enabling each AM and FM radio station to broadcast programming digitally - a tremendous technological leap from the familiar analog broadcasts of the past. Digital broadcasting provides listeners with new wireless data services and radically improved audio quality and reception. The FCC approved HD Radio technology in 2002 and the commercial rollout of the technology began in 2003 with AM and FM radio stations around the country began digital broadcasts.

o

The Company has acquired options for the purchase of several new AM radio station Construction Permits in strategic clusters that will be developed and operated in a central location as regional profit centers.

o

The Company will continue to seek out, acquire, develop and operate AM and FM radio station licenses and/or permits which the Company determines has strategic growth potential.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraphs and secure additional funding and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

F8

LEGACY COMMUNICATIONS CORPORATION AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

March 31, 2005

NOTE 5 - MATERIAL AND SUBSEQUENT EVENTS

The following is a list of material and subsequent events:

The Company entered into a one-year Option Agreement on March 3, 2005 for the sale of all of the assets of AM Radio 1440, Inc. permittee of KPTO (AM), 1440kHz, Pocatello, ID and the assets of Tri-State Media Corporation licensee of KITT (FM), 100.1MHz, Soda Springs, ID to Lakeshore Media, LLC, a subsidiary of Marathon Media, LLC in Chicago, IL. The Option Agreement required an upfront option fee of $300,000 plus a monthly $8,000 option fee of $8,000. Lakeshore can exercise the option to purchase the assets anytime during the twelve (12) month period, which began on March 3, 2005. When Lakeshore Media exercises its option to purchase, Lakeshore will pay the Company an additional $1,200,000 at closing. In the event of default by Lakeshore, the Company retains all of the option fees as liquidated damages.  The option fee has been paid in April and May 2005.

F10

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

PRELIMINARY PROSPECTUS

LEGACY COMMUNICATIONS CORPORATION

Dated: June 16, 2005

We are offering up to a total of 500,000 of common stock in a best efforts, no minimum, direct public offering, without any involvement of underwriters or broker-dealers. The offering price is $1.00 share. The offering will terminate within 180 days from the date of this prospectus.  At our sole discretion, we may extend the offering for an additional 180 days. There are no minimum purchase requirements and no arrangements to place the funds in an escrow, trust or similar account. All cleared funds will be available to us following deposit into our bank account.

Prior to this offering, there has been no market for our securities. Our common stock is not now listed on any national securities exchange, the NASDAQ stock market, or the OTC Bulletin Board.

There are no underwriting commissions involved in this offering.  We have agreed to pay all the costs of this offering. Our common stock will be sold by our officers and directors for no compensation.

Dealer Prospectus Delivery Obligation

Until 90 days from the date of this prospectus all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

Our Articles of Incorporation provide that no director or officer of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer, except for 1) the payment of dividends in violation of Nevada law.  Our Bylaws provide, in pertinent part, that the Company shall indemnify any person made a party to or involved in any civil, criminal or administrative action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Company, or of any corporation which such person served as such at the request of the Company, against expenses reasonably incurred by, or imposed on, such person in connection with, or resulting from, the exercise of such action, suit, proceeding or appeal thereon, except with respect to matters as to which it is adjudged in such action, suit or proceeding that such person was liable to the Company, or such other corporation, for negligence or misconduct in the performance of such persons duties as a director or officer of the Company.  The determination of the rights of such indemnification and the amount thereof may be made, at the option of the person to be indemnified, by 1) order of the Court or administrative body or agency having jurisdiction over the matter for which indemnification is being sought; 2) resolution adopted by a majority of a quorum of our disinterested directors; 3) if there is no such quorum, resolution adopted by a majority of the committee of stockholders and disinterested directors of the Company; 4) resolution adopted by a majority of the quorum of directors entitled to vote at any meeting; or 5) Order of any Court having jurisdiction over the Company.  Such right of indemnification is not exclusive of any other right which such director or officer may have, and without limiting the generality of such statement, they are entitled to their respective rights of indemnification under any bylaws, agreement, vote of stockholders, provision of law, or otherwise in addition to their rights under our Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 25.  Other Expenses of Issuance and Distribution.

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. Legacy will pay all expenses in connection with this offering.

Securities and Exchange Commission Registration Fee	$48.00
Printing and Engraving Expenses	400.00
Accounting Fees and Expenses	5,000.00
Legal Fees and Expenses	5,000.00
Miscellaneous	9,800.00

TOTAL	$20,248.00

Item 26.  Recent Sales of Unregistered Securities.

On January 7, 2003, the Company exchanged 1,750,000 shares of its common stock at par value ($0.001) in acquisition of the assets of Diamond Broadcasting Corporation, which had been managed by the Company. Diamond Broadcasting was owned by the Bate Family Trust of which Jeffrey B. Bate, the Trustee is the stepson of Mr. Skinner. The stock issuance was valued at $0.001, which represents the predecessor cost of the acquisition.

On December 20, 2004, the Board of Directors authorized 600,000 shares of common stock valued at $1.00 per share for bonuses to key employees of the Company.  Lavon Randall, Chairman and director received 250,000 shares valued at $250,000; E. Morgan Skinner, Jr. received 250,000 shares valued at $250,000 and R. Michael Bull, Principal Accounting Officer received 100,000 shares valued at $100,000.

During the 2004 year the Company entered into a consulting and advisory service contract in conjunction with the development of a federally registered securities registration package for the sale, to the public, of the securities of the Company.  As compensation for these services we are to pay $75,000 in cash and issue 500,000 shares of common stock valued at $310,000. The Company has recognized a deferred consulting fee of $225,050 for services to be performed in the near future.

These shares were issued in reliance upon Section 4(2) of the 1933 Act in view of the following:

o

None of these issuances involved underwriters, underwriting discounts or commissions.

o

Restrictive legends were and will be placed on all certificates issued as described above.

o

The distribution did not involve general solicitation or advertising.

o

The distributions were made only to investors who were sophisticated enough to evaluate the risks of the investment.

Although some of the investors may have also been accredited, we provided the following to all investors:

o

Access to all our books and records.

o

Access to all material contracts and documents relating to our operations.

o

The opportunity to obtain any additional information, to the extent we possessed such information; necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to visit and/or review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business.

Item 27.  Exhibits

Exhibit No.	Description of Exhibit

3.1	Articles of Incorporation

3.2	Restated Articles of Incorporation

3.3	By-Laws

3.4	Amended By-Laws

5.1	Opinion of Counsel

10.1	Form of 1998 Employee Stock Option Plan

10.2	Purchase agreement, dated January 7, 2003, regarding our acquisition of Diamond Broadcasting Corporation; currently a subsidiary of ours.

10.3	Promissory Note and Related Agreements, dated July 23, 2004, pursuant to loan we agreed to receive from US Capital, Incorporated.

10.4	First Modification of Promissory Note and Agreements with US Capital, Incorporated, dated September 23, 2004.

10.5	Second Modification of Promissory Note and Agreements with US Capital, Incorporated, dated March 14, 2005.

10.6	KUPA (AM) 1370kHz, Broadcast License

10.7	KENT (AM) 1400kHz, Broadcast License

10.8	KITT (FM) 100.1MHz, Broadcast Station Construction Permit

10.9	Option Agreement, dated March 3, 2004, between us and Eagle Bluff Enterprise

10.10	Option Agreement, dated November 18, 2004, between us, Diamond (our subsidiary), and Eastern Sierra Broadcasting

10.11	Option Agreement, dated March 3, 2005, between us and Lakeshore Media, LLC.

10.12	KENT (AM) 1400kHz - Transmitter & Tower site lease

10.13	KNFL (AM) 1470kHz - Transmitter & Tower site lease

10.14	KPTO (AM) 1440kHz - Transmitter & Tower site lease

21	Subsidiaries of the Issuer

23	Consent of Experts and Counsel
a) Consent of Counsel, incorporated by reference to Exhibit 5 of this filing.
b) Consent of Independent Auditor.

Item 28. Undertakings.

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "Act");

(ii)

Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

(iii)

Include any additional or changed material information on the plan of distribution;

(2)

That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the City of St. George, State of Utah on June 16, 2005.

LEGACY COMMUNICATIONS CORPORATION

By: /s/ E. Morgan Skinner, Jr.
Name: E. Morgan Skinner, Jr.
Title: Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Name	Title	Date

/s/ E. Morgan Skinner, Jr.	E. Morgan Skinner, Jr.	Chief Executive Officer	June 16, 2005
/s/ R. Michael Bull	R. Michael Bull	Principal Accounting Officer	June 16, 2005

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Name	Title	Date

/s/ E. Morgan Skinner, Jr.	E. Morgan Skinner, Jr.	Director	June 16, 2005

/s/ Lavon Randall	Lavon Randall	Director	June 16, 2005